Exhibit 4.2

TERMS AND CONDITIONS OF THE NOTES

The following is the text of the terms and conditions which, subject to completion and as supplemented, amended and/or replaced in accordance with the provisions of the relevant Trust Deed Supplement and as reflected in the relevant Prospectus Supplement/Final Terms, will be endorsed on each Note issued under the Programme in definitive form. References in these terms and conditions to ‘‘Notes’’ are to the Notes of a particular Series only and not to all Notes that may be issued under the Programme.

1.	Introduction

Programme

Turquoise Card Backed Securities plc (the ‘‘Issuing Entity’’) has established a medium term note programme (the ‘‘Programme’’) under which the maximum aggregate principal amount of notes outstanding at any time may not exceed US$10,000,000,000. The notes of a particular series (the ‘‘Notes’’) are constituted and secured by a Trust Deed (the ‘‘Trust Deed’’) between the Issuing Entity and Law Debenture Trust Company of New York (the ‘‘Note Trustee’’) (which expression includes the trustee or trustees for the time being of the Trust Deed) and a supplement to the Trust Deed (the ‘‘Trust Deed Supplement’’) in respect of Notes issued in each Series. References to the Trust Deed include reference to the relevant Trust Deed Supplement where the context admits.

Prospectus Supplement/Final Terms

Notes issued under the Programme are issued in series (each a ‘‘Series’’) and each Series comprises three Classes of Notes. A Series will be constituted by Class A Notes, Class B Notes and Class C Notes. Each Class may comprise Sub-Classes of Notes (each a ‘‘Sub-Class’’), which may be denominated in any of sterling, US dollar or euro. The Sub-Classes within each Class of Notes will rank pari passu and with no priority or preference among them. Each Series is the subject of a Prospectus Supplement/Final Terms (the ‘‘Prospectus Supplement/Final Terms’’). The terms and conditions applicable to any particular Series are these terms and conditions (the ‘‘Conditions’’) as supplemented, amended and/or replaced by the relevant Trust Deed Supplement and as reflected in the relevant Prospectus Supplement/Final Terms. In the event of any inconsistency between these Conditions and the Conditions as reflected in the relevant Prospectus Supplement/Final Terms, the Conditions as reflected in the relevant Prospectus Supplement/Final Terms shall prevail.

Agency Agreement

The Notes are the subject of an Agency Agreement (the ‘‘Agency Agreement’’) between, among others, the Issuing Entity, the Note Trustee, HSBC Bank plc (‘‘HSBC’’) as Principal Paying Agent (the ‘‘Principal Paying Agent’’), HSBC Bank USA, National Association as US Paying Agent (the ‘‘US Paying Agent’’), the Paying Agents named in the Agency Agreement (together with the Principal Paying Agent and the US Paying Agent, the ‘‘Paying Agents’’, and in each case, the expressions ‘‘Principal Paying Agent’’, ‘‘US Paying Agent’’ and ‘‘Paying Agents’’ include any successor to such Person in such capacity), the Agent Bank named in the Agency Agreement (the ‘‘Agent Bank’’ which expression includes any successor to such Person in such capacity), the Transfer Agents named in the Agency Agreement (each a ‘‘Transfer Agent’’, which expression includes any successor to such Person in such capacity), and the Registrars named in the Agency Agreement (each, a ‘‘Registrar’’ which expression includes any successor to such Person in such capacity).

The Notes

All subsequent references in these Conditions to ‘‘Notes’’ are to the Notes which are the subject of the relevant Prospectus Supplement/Final Terms. Copies of the relevant Prospectus Supplement/Final Terms are available for inspection by you the holders of the Notes (the ‘‘Noteholders’’) during normal business hours at the Specified Office of the Principal Paying Agent, the initial Specified Office of which is set out below.

Summaries

Certain provisions of these Conditions are summaries of the Trust Deed and the Agency Agreement and are subject to their detailed provisions. The holders of the Notes (the ‘‘Noteholders’’) are bound by, and are deemed to have notice of, all the provisions of the Trust Deed, the Trust Deed Supplement, the Prospectus Supplement/Final Terms and the Agency Agreement applicable to them. Copies of the Trust Deed, the Trust Deed Supplement, the Prospectus Supplement/Final Terms and the Agency Agreement are available for inspection by Noteholders during normal business hours at the Specified Office of each of the Paying Agents, the initial Specified Offices of which are set out below.

2.	Interpretation

Definitions

Unless otherwise defined in these Conditions or the context requires otherwise, capitalised terms used in these Conditions have the meanings and constructions ascribed to them in the Master Definitions Schedule set out in Schedule 1 of the Issuing Entity Master Framework Agreement which is dated on or about 23 May 2006 and signed for the purpose of identification by, amongst others, the Issuing Entity and the Note Trustee.

In these Conditions the following expressions have the following meanings:

‘‘Account Bank Agreements’’ means the relevant Series Issuing Entity Distribution Account Bank Agreement and the Jersey Account Bank Operating Agreement and ‘‘Account Bank Agreement’’ means either one of them;

‘‘Additional Business Centre(s)’’ means the city or cities specified as such in the relevant Prospectus Supplement/Final Terms;

‘‘Additional Financial Centre(s)’’ means the city or cities specified as such in the relevant Prospectus Supplement/Final Terms;

‘‘Additional Interest Margin’’ has the meaning given in the relevant Prospectus Supplement/Final Terms (if applicable);

‘‘Administrator’’ means Bedell Trust Company Limited.

‘‘Amortisation Period’’ means the Regulated Amortisation Period and the Rapid Amortisation Period or such other period specified as an Amortisation Period in the relevant Prospectus Supplement/Final Terms;

‘‘Bank Mandate’’ means any bank mandate in relation to the Issuing Entity Bank Accounts;

‘‘Basic Terms Modification’’ means any change to any date fixed for payment of principal or interest in respect of the Notes of any Class or Sub-Class, to reduce the amount of principal or interest payable on any date in respect of the Notes of any Class or Sub-Class, to alter the method of calculating the amount of any payment in respect of the Notes of any Class or Sub-Class or the date for any such payment, (except in accordance with the Conditions and the Trust Deed) to effect the exchange, conversion or substitution of the Notes of any Class for, or the conversion of such Notes into, shares, bonds or other obligations or securities of the Issuing Entity or any other person or body corporate formed or to be formed, to alter the priority of payment of interest or principal in respect of the Notes, to change the currency of any payment under the Notes of any Class or Sub-Class, to change the quorum requirements relating to meetings or the majority required to pass an Extraordinary Resolution or to amend this definition;

‘‘Business Day’’, unless otherwise specified in the relevant Prospectus Supplement/Final Terms, means in relation to any sum payable in any currency, a TARGET Settlement Day and a day on which commercial banks and foreign exchange markets settle payments generally in London, England; Jersey, Channel Islands; New York, New York; the Principal Financial Centre of the relevant currency and in each (if any) Additional Business Centre;

‘‘Business Day Convention’’, in relation to any particular date, has the meaning given in the relevant Prospectus Supplement/Final Terms and, if so specified in the relevant Prospectus Supplement/Final

Terms, may have different meanings in relation to different dates and, in this context, the following expressions shall have the following meanings:

(a)	‘‘Following Business Day Convention’’ means that the Relevant Date shall be postponed to the first following day that is a Business Day;

(b)	‘‘Modified Following Business Day Convention’’ or ‘‘Modified Business Day Convention’’ means that the Relevant Date shall be postponed to the first following day that is a Business Day unless that day falls in the next calendar month in which case that date will be the first preceding day that is a Business Day;

(c)	‘‘No Adjustment’’ means that the Relevant Date shall not be adjusted in accordance with any Business Day Convention; and

(d)	‘‘Preceding Business Day Convention’’ means that the Relevant Date shall be brought forward to the first preceding day that is a Business Day;

‘‘Calculation Agent’’ means the Agent Bank or such other Person specified in the relevant Prospectus Supplement/Final Terms as the party responsible for calculating the Rate(s) of Interest and Interest Amount(s) and/or such other amount(s) as may be specified in the relevant Prospectus Supplement/Final Terms, including any successor thereto;

‘‘Class’’ means, in respect of a Series, the Notes of such Series designated in the relevant Prospectus Supplement/Final Terms as being in the same class;

‘‘Class A Notes’’ means Notes of any Series designated as such in the relevant Prospectus Supplement/Final Terms and, where applicable, a reference to ‘‘Class A Notes’’ shall be construed mutatis mutandis as a reference to a relevant Sub-Class thereof;

‘‘Class B Notes’’ means Notes of any Series designated as such in the relevant Prospectus Supplement/Final Terms and, where applicable, a reference to ‘‘Class B Notes’’ shall be construed mutatis mutandis as a reference to a relevant Sub-Class thereof;

‘‘Class C Notes’’ means Notes of any Series designated as such in the relevant Prospectus Supplement/Final Terms and, where applicable, a reference to ‘‘Class C Notes’’ shall be construed mutatis mutandis as a reference to a relevant Sub-Class thereof;

‘‘Closing Date’’ has the meaning given in the relevant RTDSA Supplement;

‘‘Controlled Accumulation Period’’ for any Series has the meaning defined in the relevant RTDSA Supplement;

‘‘Controlled Accumulation Period Commencement Date’’ has the meaning given in the relevant Prospectus Supplement/Final Terms;

‘‘Counterparty Fault Swap Termination Amount’’ means any termination payment under a Swap Agreement where the Swap Agreement is terminated as a result of a Swap Counterparty Swap Event of Default;

‘‘Day Count Fraction’’ means, in respect of the calculation of an amount for any period of time (the ‘‘Day Count Calculation Period’’), such Day Count Fraction as may be specified in these Conditions or the relevant Prospectus Supplement/Final Terms and:

(i)	if ‘‘Actual/Actual (ICMA)’’ is so specified, means

(a)	where the Day Count Calculation Period is equal to or shorter than the Regular Period during which it falls, the actual number of days in the Day Count Calculation Period divided by the product of (1) the actual number of days in such Regular Period and (2) the number of Regular Periods in any year; and

(b)	where the Day Count Calculation Period is longer than one Regular Period, the sum of:

(A)	the actual number of days in such Day Count Calculation Period falling in the Regular Period in which it begins divided by the product of (1) the actual number of days in such Regular Period and (2) the number of Regular Periods in any year; and

(B)	the actual number of days in such Day Count Calculation Period falling in the next Regular Period divided by the product of (a) the actual number of days in such Regular Period and (2) the number of Regular Periods in any year;

(ii)	if ‘‘Actual/365’’ or ‘‘Actual/Actual (ISDA)’’ is so specified, means the actual number of days in the Day Count Calculation Period divided by 365 (or, if any portion of the Day Count Calculation Period falls in a leap year, the sum of (A) the actual number of days in that portion of the Day Count Calculation Period falling in a leap year divided by 366 and (B) the actual number of days in that portion of the Day Count Calculation Period falling in a non-leap year divided by 365);

(iii)	if ‘‘Actual/365 (fixed)’’ is so specified, means the actual number of days in the Day Count Calculation Period divided by 365;

(iv)	if ‘‘Actual/360’’ is so specified, means the actual number of days in the Day Count Calculation Period divided by 360; and

(v)	if ‘‘30/360’’ is so specified, means the number of days in the Day Count Calculation Period divided by 360 (the number of days to be calculated on the basis of a year of 360 days with 12 30-day months (unless (i) the last day of the Day Count Calculation Period is the 31st day of a month but the first day of the Day Count Calculation Period is a day other than the 30th or 31st day of a month, in which case the month that includes that last day shall not be considered to be shortened to a 30-day month, or (ii) the last day of the Day Count Calculation Period is the last day of the month of February, in which case the month of February shall not be considered to be lengthened to a 30-day month));

‘‘Dealer Agreement’’ means the agreement between the Issuing Entity, the arranger and certain Dealers (as named therein) concerning the subscription and purchase of Notes to be issued pursuant to the Programme as amended from time to time or any restatement thereof for the time being in force and in any Prospectus Supplement/Final Terms relating to a Series of Notes;

‘‘Distribution Ledger’’ means a ledger within the relevant Series Issuing Entity Distribution Account in relation to a specific Series and Class or Sub-Class of Notes;

‘‘Expenses Loan Drawing’’ means a drawing under the expenses loan agreement to be dated on or about 23 May 2006 between the Issuing Entity and HSBC;

‘‘Extraordinary Resolution’’ has the meaning given in the Trust Deed;

‘‘Final Redemption Date’’ means the date specified as such in, or determined in accordance with the provisions of, the relevant Prospectus Supplement/Final Terms, and where the Final Redemption Date is not a Business Day, as the same may be adjusted in accordance with the relevant Business Day Convention;

‘‘First Interest Payment Date’’ means the date specified as such in, or determined in accordance with the provisions of, the relevant Prospectus Supplement/Final Terms, and where the First Interest Payment Date is not a Business Day, as the same may be adjusted in accordance with the relevant Business Day Convention;

‘‘Floating Rate Commencement Date’’ is specified in the relevant Prospectus Supplement/Final Terms as either the Payment Date of the first month falling in the Regulated Amortisation Period or the Rapid Amortisation Period (or if such date has passed, the immediately following Payment Date) or the Scheduled Redemption Date;

‘‘Global Note Certificate’’ means a note certificate in global form;

‘‘Indebtedness’’ means any indebtedness of any Person for money borrowed or raised including (without limitation) any indebtedness for or in respect of:

(i)	amounts raised by acceptance under any acceptance credit facility;

(ii)	amounts raised under any note purchase facility;

(iii)	the amount of any liability in respect of leases or hire purchase contracts which would, in accordance with applicable law and generally accepted accounting principles, be treated as finance or capital leases;

(iv)	the amount of any liability in respect of any purchase price for assets or services the payment of which is deferred for a period in excess of 60 days; and

(v)	amounts raised under any other transaction (including, without limitation, any forward sale or purchase agreement) having the commercial effect of a borrowing;

‘‘Individual Note Certificate’’ means an individual note certificate issued in the circumstances set out in the Trust Deed;

‘‘Initial Rate’’ has the meaning given in the relevant Prospectus Supplement/Final Terms;

‘‘Interest Amount’’ means, in relation to a Note and an Interest Period, the amount of interest payable in respect of that Note for that Interest Period;

‘‘Interest Commencement Date’’ means the Issue Date of the Notes or such other date as may be specified as the Interest Commencement Date in the relevant Prospectus Supplement/Final Terms;

‘‘Interest Determination Date’’ has the meaning given herein, unless otherwise specified in the relevant Prospectus Supplement/Final Terms;

‘‘Interest Payment Date’’ has the relevant meaning given to it in Condition 7(a), (b), (c), (d), (e), (f), (g), (h), (i), (j) or (k) (as applicable);

‘‘ISDA Definitions’’ means the 2000 ISDA Definitions (as amended and updated as at the date of issue of the first Notes of the relevant Series (as specified in the relevant Prospectus Supplement/Final Terms) as published by the International Swaps and Derivatives Association, Inc.);

‘‘Issue Date’’ has the meaning given in the relevant Prospectus Supplement/Final Terms for a Series;

‘‘Issuing Entity Bank Accounts’’ means the relevant Series Issuing Entity Distribution Account;

‘‘Issuing Entity Fault Swap Termination Amount’’ means any termination payment under a Swap Agreement where the Swap Agreement is terminated otherwise than as a result of a Swap Counterparty Swap Event of Default;

‘‘Issuing Entity Profit Amount’’ means (a) the number of days in the relevant calculation period divided by 365, multiplied by (b) the aggregate Principal Amount Outstanding of the Notes, multiplied by (c) 0.01 per cent. per annum for the first £250,000,000 equivalent of the aggregate Principal Amount Outstanding of the Notes and 0.001 per cent. per annum for the remaining aggregate Principal Amount Outstanding;

‘‘Loan Note’’ means each Series' Loan Note issued by the Loan Note Issuing Entity under the Programme as set out in the relevant Prospectus Supplement/Final Terms;

‘‘Loan Note Issuing Entity’’ means Turquoise Funding 1 Limited;

‘‘Margin’’ has the meaning given in the relevant Prospectus Supplement/Final Terms;

‘‘Note Certificate’’ means a Global Note Certificate or an Individual Note Certificate;

‘‘Notices’’ means any notices that are required to be given to Noteholders under these Conditions;

‘‘Optionco’’ means Turquoise Option Co Limited;

‘‘Originator Beneficiary’’ means HSBC;

‘‘Participating Member State’’ means a member state of the European Communities which adopts the euro as its lawful currency in accordance with the Treaty;

‘‘Payment Business Day’’ means, unless otherwise specified in the Prospectus Supplement/Final Terms, a Business Day;

‘‘Payment Date’’ means the 15th day in each month or, if such day is not a Business Day, as the same may be adjusted in accordance with the relevant Business Day Convention, or any other date as may be specified in the relevant Prospectus Supplement/Final Terms;

‘‘Pay Out Commencement Date’’ shall, in respect of a particular Series, have the meaning specified in the RTDSA Supplement for such Series;

‘‘Pay Out Event’’ means in respect of a particular Series a ‘‘Trust Payout Event’’ as defined in Clause 6.1 of the RTDSA, as modified in respect of such Series by the relevant RTDSA Supplement;

‘‘Person’’ means any individual, company, corporation, firm, partnership, joint venture, association, organisation, state or agency of a state or other entity, whether or not having separate legal personality;

‘‘Post Enforcement Call Option Agreement’’ means, in respect of a particular Series of Notes, the relevant Post Enforcement Call Option Agreement for such Series;

‘‘Principal Amount Outstanding’’ means, in relation to a Note on any date, the principal amount of that Note on the Issue Date less the aggregate amount of all Principal Payments in respect of that Note that have become due and payable by the Issuing Entity to the Noteholder concerned by virtue of the Issuing Entity having received funds in respect thereof from the Loan Note Issuing Entity as described in Condition 8 (whether or not such Principal Payments have been paid to such Noteholder) prior to such date in accordance with the terms and conditions of the Related Loan Note; provided, however, that solely for the purpose of calculating the Principal Amount Outstanding under Condition 7, Condition 8 and Condition 11, all such Principal Payments due and unpaid on or prior to such date shall also be taken into account as forming part of such Principal Amount Outstanding;

‘‘Principal Financial Centre’’ means, in relation to sterling, London, in relation to US dollars, New York and in relation to euro, the principal financial centre of such member state of the European Communities as is selected (in the case of a payment) by the payee or (in the case of a calculation) by the Calculation Agent;

‘‘RTDSA’’ means the Receivables Trust Deed and Servicing Agreement;

‘‘RTDSA Supplement’’ means each Series Supplement to the RTDSA;

‘‘Rapid Amortisation Period’’ means, for any Series, for the purposes of these Conditions, the period commencing on the day on which a Rapid Amortisation Trigger Event is deemed to occur for the related Series Investor Interest pursuant to the provisions of the relevant RTDSA Supplement, and ending on the earlier of (i) the day on which the outstanding principal amount of the related Series Investor Interest is reduced to zero and (ii) the Final Redemption Date of the relevant Series of Notes;

‘‘Rapid Amortisation Trigger Event’’ means, any Rapid Amortisation Trigger Event as set out in the relevant RTDSA Supplement;

‘‘Rapid Amortisation Trigger Event’’ shall mean in respect of a particular Series, the ‘‘Pay Out Commencement Date’’ for that Series (as determined under the relevant RTDSA Supplement) other than a Pay Out Commencement Date resulting solely from a Regulated Amortisation Trigger Event;

‘‘Rate of Interest’’ means the rate or rates (expressed as a percentage per year) of interest payable in respect of the Notes specified in the relevant Prospectus Supplement/Final Terms or calculated or determined in accordance with the provisions of these Conditions and/or the relevant Prospectus Supplement/Final Terms;

‘‘Reference Banks’’ means the principal London office of each of HSBC, Royal Bank of Scotland plc, Deutsche Bank AG London and Barclays Bank plc or any duly appointed substitute reference bank(s) as may be appointed by the Issuing Entity to provide the Agent Bank with its offered quotation to leading banks in the London interbank market;

‘‘Regular Interest Payment Dates’’ has the meaning given herein unless otherwise specified in the relevant Prospectus Supplement/Final Terms;

‘‘Regular Period’’ means unless specified otherwise in a Condition containing a specific provision or the relevant Prospectus Supplement/Final Terms:

(i)	in the case of Notes where interest is scheduled to be paid only by means of regular payments, each period from and including the Interest Commencement Date to but excluding the First Interest Payment Date and each successive period from and including one Interest Payment Date to but excluding the next Interest Payment Date;

(ii)	in the case of Notes where, apart from the first Interest Period, interest is scheduled to be paid only by means of regular payments, each period from and including a Regular Date falling in any year to but excluding the next Regular Date, where ‘‘Regular Date’’ means the day and month (but not the year) on which any Interest Payment Date falls; and

(iii)	in the case of Notes where, apart from one Interest Period other than the first Interest Period, interest is scheduled to be paid only by means of regular payments, each period from and including a Regular Date falling in any year to but excluding the next Regular Date, where ‘‘Regular Date’’ means the day and month (but not the year) on which any Interest Payment Date falls other than the Interest Payment Date falling at the end of the irregular Interest Period.

‘‘Regulated Amortisation Period’’ means, for any Series, for the purposes of these Conditions, the period commencing on the day on which a ‘‘Regulated Amortisation Trigger Event’’ is deemed to occur for the related Series Investor Interest pursuant to the provisions of the relevant RTDSA Supplement, and ending on the earlier of (i) the day on which the outstanding principal amount of the related Series Investor Interest is reduced to zero, (ii) the commencement of a Rapid Amortisation Period for the Related Loan Note and (iii) the Final Redemption Date of the Notes;

‘‘Regulated Amortisation Trigger Event’’ means any Regulated Amortisation Trigger Event as set out in the relevant RTDSA Supplement;

‘‘Related Loan Note’’ means, for any Series, the Loan Note specified in the relevant Prospectus Supplement/Final Terms as the Loan Note the subject of first fixed Security to collateralise that Series of Notes;

‘‘Relevant Date’’ means in relation to any payment, whichever is the later of (a) the date on which the payment in question first becomes due and (b) if the full amount payable has not been received in London by the Principal Paying Agent or the Note Trustee on or prior to such due date, the date on which (the full amount having been so received) notice to that effect has been given to the Noteholders in accordance with Condition 17;

‘‘Relevant Indebtedness’’ means any indebtedness which is in the form of or represented by any bond, note, debenture, debenture stock, loan stock, certificate or other instrument which is, or is capable of being, listed, quoted or traded on any stock exchange or in any securities market (including, without limitation, any over-the-counter market);

‘‘Relevant Screen Page’’ means the page of the Reuters screen or such other medium for the electronic display of data as may be approved by the Note Trustee and notified to the Noteholders of the relevant Series;

‘‘Revolving Period’’ means for any Series, for the purposes of these Conditions, any period which is not a Controlled Accumulation Period or an Amortisation Period for such Series;

‘‘Scheduled Redemption Date’’ has the meaning given in the relevant Prospectus Supplement/Final Terms;

‘‘Security Interest’’ means any mortgage, charge, pledge, lien or other security interest including, without limitation, anything analogous to any of the foregoing under the laws of any jurisdiction;

‘‘Series’’ means those Notes with the same terms and conditions issued in accordance with a particular Prospectus Supplement/Final Terms;

‘‘Series Investor Interest’’ means the total principal amount of the interest (in respect of amounts held by the Receivables Trustee on an undivided basis) of an Investor Beneficiary in respect of a particular Series and reflects the total amount of the proportional entitlement to Principal Receivables calculated as available to that Series;

‘‘Series Issuing Entity Distribution Account’’ means the accounts, at HSBC at its offices in London or with another bank which meets Rating Agency approval, opened pursuant to the relevant Series Issuing Entity Distribution Account Bank Agreement in relation to all Notes issued by the Issuing Entity comprising a euro account, a US dollar account and a sterling account;

‘‘Series Issuing Entity Distribution Account Bank Agreement’’ means the agreement dated on or about 23 May 2006 between the Issuing Entity and the Issuing Entity Account Bank;

‘‘Specified Currency’’ has the meaning given in the relevant Prospectus Supplement/Final Terms;

‘‘Specified Denomination(s)’’ has the meaning given in the relevant Prospectus Supplement/Final Terms;

‘‘Specified Office’’ has the meaning given in the Agency Agreement;

‘‘Sub-Class’’ has the meaning given in Condition 5;

‘‘Subsidiary’’ means, in relation to any Person (the ‘‘First Person’’) at any particular time, any other Person (the ‘‘Second Person’’):

(i)	whose affairs and policies the First Person controls or has the power to control, whether by ownership of share capital, contract, the power to appoint or remove members of the governing body of the Second Person or otherwise; or

(ii)	whose financial statements are, in accordance with applicable law and generally accepted accounting principles, consolidated with those of the First Person;

‘‘Swap Counterparty Swap Event of Default’’ means either (i) an event of default specified in the relevant Swap Agreement and pertaining to the Swap Counterparty, or (ii) a termination by the Issuing Entity of the Swap Agreement as a result of a downgrade occuring with respect to the rating of the Swap Counterparty which downgrade is not cured by the Swap Counterparty, during the requisite cure period pursuant to the terms of the Swap Agreement.

‘‘TARGET Settlement Day’’ means any day on which the TARGET System is open;

‘‘TARGET System’’ means the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System; and

‘‘Treaty’’ means the Treaty establishing the European Communities, as amended.

Interpretation

In these Conditions:

(i)	any reference to principal shall be deemed to include the redemption amount, any premium (excluding interest) payable to the holder in respect of a Note and any other amount in the nature of principal payable pursuant to these Conditions;

(ii)	any reference to interest shall be deemed to include any other amount in the nature of interest payable pursuant to these Conditions;

(iii)	references to Notes being ‘‘outstanding’’ shall be construed in accordance with the Agency Agreement and the Trust Deed;

(iv)	if an expression is stated in Condition 1 to have the meaning given in the relevant Prospectus Supplement/Final Terms, but the relevant Prospectus Supplement/Final Terms gives no such meaning or specifies that such expression is ‘‘not applicable’’ then such expression is not applicable to the Notes; and

(v)	any reference to the Agency Agreement and the Trust Deed shall be construed with respect to any Series of Notes as a reference to the Agency Agreement or the Trust Deed, as the case may be, as amended and/or supplemented up to and including the Issue Date of the Notes of that Series.

3.	Form, Denomination and Title

Unless otherwise specified in the relevant Trust Deed Supplement, the Notes will be issued in registered form (‘‘Registered Notes’’), in a specified denomination (as specified in the relevant Prospectus Supplement/Final Terms) or an integral multiple thereof provided that in the case of any Notes which are to be admitted to trading on a regulated market within the European Economic Area or offered to the public in a Member State of the European Economic Area in circumstances which require the publication of a prospectus under the Prospectus Directive, the minimum denomination shall be €50,000 (or such amount as shall be at least equal to its equivalent in any other currency as at the date of issue of those Notes as specified in the relevant Prospectus Supplement/Final Terms). References in these Conditions to ‘‘Notes’’ include Registered Notes and all applicable Classes and Sub-Classes (if any) in the Series.

(a)	Register: The relevant Registrar will maintain a register (a ‘‘Register’’) in respect of the Notes in accordance with the provisions of the Agency Agreement. The ‘‘holder’’ of a Note means the Person in whose name such note is for the time being registered in the Register maintained by the relevant Registrar (or, in the case of a joint holding, the first named thereof) and ‘‘Noteholder’’ shall be construed accordingly.

(b)	Title: The holder of each note shall (except as otherwise required by law) be treated as the absolute owner of such note for all purposes (whether or not it is overdue and regardless of any notice of ownership, trust or any other interest therein, any writing on the Note Certificate relating thereto (other than the endorsed form of transfer) or any notice of any previous loss or theft of such Note Certificate) and no Person shall be liable for so treating such holder. A certificate (each, a ‘‘Note Certificate’’) will be issued to each Noteholder in respect of its registered holding. Each Note Certificate will be numbered serially with an identifying number which will be recorded in the Register maintained by the relevant Registrar.

(c)	Transfers: Subject to paragraphs (g) (Closed periods) and (h) (Regulations concerning transfers and registration) below, a Note may be transferred upon surrender of the relevant Note Certificate, with the endorsed form of transfer duly completed, at the Specified Office of the relevant Registrar or any Transfer Agent, together with such evidence as such Registrar or, as the case may be, such Transfer Agent may reasonably require to prove the title of the originator and the authority of the individuals who have executed the form of transfer; provided, however, that a Note may not be transferred unless the principal amount of Notes transferred and (where not all of the Notes held by a holder are being transferred) the principal amount of the balance of Notes not transferred are an authorised denomination or multiple thereof. Where not all the Notes represented by the surrendered Note Certificate are the subject of the transfer, a new Note Certificate in respect of the balance of the Notes will be issued to the originator.

(d)	Tradeable amount: So long as the Notes are represented by a Global Note Certificate and the relevant clearing system(s) so permit, the Notes shall be tradeable only in principal amounts of at least €50,000 (or such amount as shall be at least equal to its equivalent in any other currency as at the date of issue of those Notes as specified in the relevant Prospectus Supplement/Final Terms) and integral multiples of the tradeable amount as specified in the relevant Prospectus Supplement/Final Terms.

(e)	Registration and delivery of Note Certificates: Within five Business Days of the surrender of a Note Certificate in accordance with paragraph (c) (Transfers) above, the relevant Registrar will register the transfer in question and deliver a new Note Certificate of a like principal amount to the Notes transferred to each relevant holder at its Specified Office or, as the case may be, the Specified Office of any Transfer Agent or (at the request and risk of any such relevant holder) by uninsured first class mail (airmail if overseas) to the address specified for the purpose by such relevant holder.

(f)	No charge: The transfer of a Note will be effected without charge by or on behalf of the Issuing Entity, the relevant Registrar or any Transfer Agent but against such indemnity as such Registrar or, as the case may be, such Transfer Agent may require in respect of any tax or other duty of whatsoever nature which may be levied or imposed in connection with such transfer.

(g)	Closed periods: Noteholders may not require transfers to be registered during the period of 15 days ending on the due date for any payment of principal or interest in respect of the Notes.

(h)	Regulations concerning transfers and registration: All transfers of Notes and entries on the relevant Register are subject to the detailed regulations concerning the transfer of Notes scheduled to the Agency Agreement. The regulations may be changed by the Issuing Entity with the prior written approval of the Note Trustee and the relevant Registrar. A copy of the current regulations will be mailed (free of charge) by the relevant Registrar to any Noteholder who requests in writing a copy of such regulations.

4.	Intentionally left blank

5.	Status, Security and Priority of Payments

(a)	Status

Each Class and Sub-Class (if any) of Notes in each Series are direct, secured and unconditional obligations of the Issuing Entity which will at all times rank pari passu and pro rata without preference or priority amongst themselves. Each Class may comprise Sub-Classes of Notes (each a ‘‘Sub-Class’’), which may be denominated in any of sterling, US dollars or euro. The Sub-Classes of each Class of Notes will rank pari passu and with no priority or preference among them.

In these Conditions, ‘‘Most Senior Class’’ means the Class A Notes while they remain outstanding and thereafter the Class B Notes while they remain outstanding and thereafter the Class C Notes. If any proposed action or inaction affects a particular Sub-Class of Notes, this term shall mean the specific Sub-Class of Notes with the greatest aggregate principal amount outstanding of the Most Senior Class of Notes.

The Trust Deed contains provisions requiring the Note Trustee to have regard to the interests of the Noteholders equally as a single Class as regards all rights, powers, trusts, authorities, duties and discretions of the Note Trustee (except where expressly provided otherwise) but where there is, in the Note Trustee's opinion, a conflict among the interests of the Classes of Noteholders, the Note Trustee is required to have regard only to the interests of the holders of the Most Senior Class of Notes then outstanding.

The Trust Deed contains provisions limiting the powers of the Class B Noteholders or the Class C Noteholders to request or direct the Note Trustee to take any action or to pass an Extraordinary Resolution which may affect the interests of each of the other Classes of Notes ranking senior to such Class. Except in certain circumstances, the Trust Deed contains no such limitation on the powers of the holders of the Most Senior Class of Notes then outstanding, the exercise of which will be binding on all Classes of Notes, irrespective of the effect thereof on their interests.

(b)	Security

As security for the payment of all monies payable in respect of the Notes of a Series under the Trust Deed (including the remuneration, expenses and any other claims of the Note Trustee and any receiver appointed under the Trust Deed), the Issuing Entity will pursuant to the Trust Deed and the Trust Deed Supplement for each Series of Notes create the following security (the ‘‘Security’’) in favour of the Note Trustee for itself and on trust for, among others, the Noteholders of each Series:

(i)	an assignment by way of first fixed security under Jersey law of the Issuing Entity Jersey Collateral (as defined in the Trust Deed and the relevant Trust Deed Supplement);

(ii)	an assignment by way of first fixed security under English law of the Issuing Entity's right, title, interest and benefit in and to the Related Loan Note for that Series save to the extent that such right, title and interest constitutes assets situate in Jersey;

(iii)	an assignment by way of first fixed security under English law of the Issuing Entity's right, title and interest in the Security Interest created in favour of the Security Trustee by the Loan Note Issuing Entity in respect of the Related Loan Note (to the extent it relates to such Series of Notes) save to the extent that such right, title and interest constitutes assets situate in Jersey;

(iv)	an assignment by way of first fixed security under English law of the Issuing Entity's right, title, interest and benefit in and to any agreements or documents to which the Issuing Entity is a party (and sums received or recoverable thereunder) relating to such Series of Notes save to the extent that such right, title and interest constitutes assets situate in Jersey; and

(v)	a first floating charge under English law over the Issuing Entity's undertaking and assets not charged under (i) to (iv) above,

all as more particularly described in the Trust Deed and the relevant Trust Deed Supplement. In addition, pursuant to the Trust Deed, the Issuing Entity has, by way of first fixed security for payment of all monies payable in respect of the Notes of such Series under the Trust Deed, assigned to the Note Trustee those assets that are situate in Jersey.

Application of Proceeds Upon Enforcement

The Trust Deed and each Trust Deed Supplement thereto will contain provisions regulating the priority of application of amounts prior to the enforcement of Security. Following the service of an Enforcement Notice (as defined in Condition 11) in respect of a Series of Notes, all moneys received or held in a specific Distribution Ledger shall be credited to the Series Ledger in the relevant Series Issuing Entity Distribution Account and payments from that ledger shall be applied in the following order of priority (subject in the case of the Issuing Entity Jersey Collateral to the Security Interests (Jersey) Law 1983 (as amended)):

(i)	firstly, in no order of priority among the respective amounts then due but proportionally to such amounts then due, to pay any outstanding Issuing Entity Costs Amount due and unpaid and any remuneration then due to any receiver or the Note Trustee or any other appointee of the Note Trustee and all amounts due in respect of legal fees and other costs, charges, liabilities, expenses, losses, damages, proceedings, claims and demands then incurred by the Note Trustee under and in respect of the Conditions and Related Documents (as defined in Condition 6(ii)(A) but excluding the Dealer Agreements) and in enforcing the Security created by or pursuant to the Trust Deed and each Trust Deed Supplement thereto or in perfecting title to the Security, together with interest thereon as provided in any such document;

(ii)	secondly, in the following order of priority, (A) (to the extent not met by (i) above) in payment or satisfaction of all amounts then due and unpaid to the Note Trustee and/or any appointee of the Note Trustee under the Trust Deed and the Trust Deed Supplement for the Series thereto, and (B) in payment or satisfaction of all amounts than due and unpaid under the Corporate Services Agreement;

(iii)	thirdly, in no order of priority among the following amounts but proportionally to the respective amounts then due, in respect of the Class A Notes and each and every Sub-Class thereof (if any):

(A)	if the Issuing Entity has entered into a Swap Agreement for the Class A Notes or any Sub-Class thereof:

(i)	in and towards (a) prior to termination of such Swap Agreement, any amounts payable under such Swap Agreement and (b) following termination of such Swap Agreement, any Issuing Entity Fault Swap Termination Amount; and

(ii)	in and towards payments of amounts due and unpaid in respect of the Class A Notes or any Sub-Class thereof in priority, first to any interest amount, second to any outstanding Deferred Interest, third to any Additional Interest on the Class A Notes or any Sub-Class thereof and fourth to principal;

(B)	if the Issuing Entity has not entered into a Swap Agreement for the Class A Notes or any Sub-Class thereof, in or towards payment of amounts due and unpaid in respect of such Notes in priority, first to any interest amount, second to any outstanding Deferred Interest, third to any Additional Interest on the Class A Notes or any Sub-Class thereof and fourth to principal;

(iv)	fourthly, in no order of priority among the following amounts but proportionally to the respective amounts then due, in respect of the Class B Notes and each and every Sub-Class thereof (if any):

(A)	if the Issuing Entity has entered into a Swap Agreement for the Class B Notes or any Sub-Class thereof:

(i)	in and towards (a) prior to termination of such Swap Agreement, any amounts payable under such Swap Agreement and (b) following termination of such Swap Agreement, any Issuing Entity Fault Swap Termination Amount; and

(ii)	in and towards payments of amounts due and unpaid in respect of the Class B Notes or any Sub-Class thereof in priority, first to any interest amount, second to any outstanding Deferred Interest, third to any Additional Interest on the Class B Notes or any Sub-Class thereof and fourth to principal;

(B)	if the Issuing Entity has not entered into a Swap Agreement for the Class B Notes or any Sub-Class thereof, in or towards payment of amounts due and unpaid in respect of such Notes in priority, first to any interest amount, second to any outstanding Deferred Interest, third to any Additional Interest on the Class B Notes or any Sub-Class thereof and fourth to principal;

(v)	fifthly, in no order of priority among the following amounts but proportionally to the respective amounts then due, in respect of the Class C Notes and each and every Sub-Class thereof (if any):

(A)	if the Issuing Entity has entered into a Swap Agreement for the Class C Notes or any Sub-Class thereof:

(i)	in and towards (a) prior to termination of such Swap Agreement, any amounts payable under such Swap Agreement and (b) following termination of such Swap Agreement, any Issuing Entity Fault Swap Termination Amount; and

(ii)	in and towards payments of amounts due and unpaid in respect of the Class C Notes or any Sub-Class thereof in priority, first to any interest amount, second to any outstanding Deferred Interest, third to any Additional Interest on the Class C Notes or any Sub-Class thereof and fourth to principal;

(B)	if the Issuing Entity has not entered into a Swap Agreement for the Class C Notes or any sub Class thereof, in or towards payment of amounts due and unpaid in respect of such Notes in priority first to any interest amount, second to any outstanding Deferred Interest, third to any Additional Interest on the Class C Notes or any Sub-Class thereof and fourth to principal;

(vi)	sixthly, if the Issuing Entity has entered into a Swap Agreement for the Class A Notes or any Sub-Class thereof, in and towards any Counterparty Fault Swap Termination Amount;

(vii)	seventhly, if the Issuing Entity has entered into a Swap Agreement for the Class B Notes or any Sub-Class thereof, in and towards any Counterparty Fault Swap Termination Amount;

(viii)	eighthly, if the Issuing Entity has entered into a Swap Agreement for the Class C Notes or any Sub-Class thereof, in and towards any Counterparty Fault Swap Termination Amount;

(ix)	ninthly, in or towards payment of any sums due from (or required to be provided for by) the Issuing Entity to meet its liabilities to any taxation authority;

(x)	tenthly, towards payment of any amounts due and unpaid to the lender under the terms of the Expenses Loan Agreement; and

(xi)	eleventhly, in payment of the balance (if any) of the aggregate amount remaining from the proceeds of the first fixed security granted in favour of each relevant Series, after the payment of the items set out above, to the Loan Note Issuing Entity identified as ‘‘Deferred Subscription Price’’ in respect of the Related Loan Note.

6.	Negative Covenants of the Issuing Entity

So long as any of the Notes remains outstanding, the Issuing Entity shall not, save to the extent permitted or contemplated by the Related Documents or with the prior written consent of the Note Trustee:

(i)	create or permit to subsist any mortgage, charge, pledge, lien or other Security Interest including, without limitation, anything analogous to any of the foregoing under the laws of any jurisdiction upon the whole or any part of its present or future undertaking, assets or revenues (including uncalled capital);

(ii)	carry on any business other than as described in this Base Prospectus and the relevant Prospectus Supplement/Final Terms relating to the issue of the Notes and in respect of that business shall not engage in any activity or do anything whatsoever except:

(A)	preserve and/or exercise and/or enforce any of its rights and perform and observe its obligations under the Notes, the Trust Deed and each Trust Deed Supplement thereto, the Agency Agreement, the Dealer Agreements, each Swap Agreement, the Loan Notes, each Prospectus Supplement/Final Terms and the Account Bank Agreement and any Bank Mandate regarding the relevant Series Issuing Entity Distribution Account (together the ‘‘Related Documents’’);

(B)	use, invest or dispose of any of its property or assets in the manner provided in or contemplated by the Related Documents; and

(C)	perform any act incidental to or necessary in connection with paragraphs (A) or (B) above;

(iii)	have or form, or cause to be formed, any subsidiaries or subsidiary undertakings or undertakings of any other nature or have any employees or premises or have an interest in a bank account other than the Issuing Entity Bank Accounts;

(iv)	create, incur or suffer to exist any Indebtedness (other than Indebtedness permitted to be incurred under the terms of its articles of association) or give any guarantee or indemnity in respect of any obligation of any person;

(v)	repurchase any shares of its capital stock or declare or pay any dividend or other distribution to its shareholders other than a lawful dividend under English law of amounts not exceeding Issuing Entity Profit Amounts from time to time received by it (after payment of any applicable taxes thereon);

(vi)	waive, modify or amend, or consent to any waiver, modification or amendment of, any of the provisions of the Related Documents without the prior written consent of the Note Trustee (and, in the case of the Notes, of (i) the Rate of Interest, or (ii) any Interest Period, without the prior written consent of the Originator Beneficiary);

(vii)	offer to surrender to any company any amounts which are available for surrender by way of group relief; or

(viii)	consolidate or merge with any other Person or convey or transfer its properties or assets substantially as an entirety to any other person.

7.	Interest

(a)	Specific Provision: Floating Rate Sterling Notes

This Condition 7(a) is applicable to the Notes if the Specified Currency is sterling and the Notes are issued as floating rate Notes.

Each Note bears interest at a floating rate on its Principal Amount Outstanding from (and including) the Interest Commencement Date. Interest in respect of the Notes is payable in arrear in sterling on each Interest Payment Date.

‘‘Interest Payment Date’’ means the following dates:

(i)	during any period that is not an Amortisation Period, the First Interest Payment Date and each Regular Interest Payment Date (being the third Payment Date following the preceding Interest Payment Date (unless otherwise specified in the relevant Prospectus Supplement/Final Terms)); and

(ii)	during an Amortisation Period, each Payment Date.

Each period beginning on (and including) the Interest Commencement Date or any Interest Payment Date and ending on (but excluding) the next Interest Payment Date is herein called an ‘‘Interest Period’’; provided, however, that with respect to an Interest Period that commences during any period that is not an Amortisation Period and ends during the Regulated Amortisation Period or the Rapid Amortisation Period, such Interest Period will end on the originally scheduled Interest Payment Date (and for the avoidance of doubt, in the case of an Interest Period which commences on the Interest Payment Date which falls at the end of the Interest Period during which the Rapid Amortisation Period or Regulated Amortisation Period begins, the Interest Period shall end on the next Payment Date). The first interest payment will be made on the First Interest Payment Date in respect of the Interest Period from (and including) the Interest Commencement Date to the First Interest Payment Date.

The Rate of Interest applicable to the Notes (the ‘‘Rate of Interest’’) for each Interest Period will be determined by the Agent Bank as the sum of the Margin and LIBOR for the relevant Interest Period (or in the case of the first Interest Period, a linear interpolation of the LIBOR rates for such periods as specified in the relevant Prospectus Supplement/Final Terms).

LIBOR shall be determined on the following basis:

(i)	on the Interest Commencement Date in respect of the first Interest Period and thereafter on each ‘‘Interest Determination Date’’, namely the first day of the Interest Period for which the rate will apply, the Agent Bank will determine the offered quotation to leading banks in the London interbank market, in respect of the first Interest Period from (and including) the Interest Commencement Date to (but excluding) the First Interest Payment Date, a linear interpolation of the rates for sterling deposits for such period as specified in the relevant Prospectus Supplement/Final Terms and for each Interest Period thereafter, for sterling deposits for the relevant Interest Period, by reference to the display designated as the British Bankers Association LIBOR Rates as quoted on the Moneyline Telerate Monitor (as Moneyline Telerate Screen No. 3750 or (aa) such other page as may replace Moneyline Telerate Screen No. 3750 on that service for the purposes of displaying such information or (bb) if that service ceases to display such information, such page as displays such information on such service (or, if more than one, that one previously approved in writing by the Note Trustee) as may replace the Moneyline Telerate Monitor) as at or about 11.00 a.m. (London time) on that date, (the ‘‘Screen Rate’’);

(ii)	if, on any Interest Determination Date, the Screen Rate is unavailable, the Agent Bank will:

(1)	request each Reference Bank to provide the Agent Bank with its offered quotation to leading banks in the London interbank market, in respect of the first Interest Period from (and including) the Interest Commencement Date to (but excluding) the First Interest Payment Date, a linear interpolation of the rates for such periods as specified in the relevant Prospectus Supplement/Final Terms and for each Interest Period thereafter, for sterling deposits for the relevant Interest Period, as at approximately 11.00 a.m. (London time) on the Interest Determination Date in question and in an amount that is representative for a single transaction in that market at that time; and

(2)	determine the arithmetic mean (rounded upwards to four decimal places) of such quotations;

(iii)	if on any Interest Determination Date the Screen Rate is unavailable and two or three only of the Reference Banks provide offered quotations, LIBOR for the relevant Interest Period shall be determined in accordance with the provisions of paragraph (ii) on the basis of the arithmetic mean (rounded upwards to four decimal places) of the offered quotations of those Reference Banks providing the offered quotations; and

(iv)	if fewer than two such quotations are provided by the Reference Banks as requested, the Agent Bank will determine the arithmetic mean (rounded upwards to four decimal places) of the rates quoted by major banks in London, selected by the Agent Bank, at approximately 11.00 a.m. (London time) on the first day of the relevant Interest Period for loans in sterling to leading European banks for a period equal to the relevant Interest Period and in an amount that is representative for a single transaction in that market at that time, provided that if the Agent Bank is unable to determine LIBOR in accordance with the above provisions in relation to any Interest Period, the Rate of Interest applicable to the Notes during such Interest Period will be the sum of the Margin in respect of the Notes and LIBOR last determined in relation to the Notes in respect of the preceding Interest Period.

The Agent Bank will, as soon as practicable after the Interest Determination Date in relation to each Interest Period, calculate the amount of interest (the ‘‘Interest Amount’’) payable in respect of the Notes for such Interest Period.

The Interest Amount in respect of the Notes will be calculated by applying the relevant Rate of Interest for such Interest Period to the Principal Amount Outstanding of the Notes during such Interest Period, multiplying by the relevant Day Count Fraction and rounding the resulting figure to the nearest penny (half a penny rounded upwards).

(b)	Specific Provisions: Floating Rate US Dollar Notes

This Condition 7(b) is applicable to the Notes if the Specified Currency is US dollars and the Notes are designated as floating rate Notes.

Each Note bears interest at a floating rate on its Principal Amount Outstanding from (and including) the Interest Commencement Date. Interest in respect of the Notes is payable in arrear in US dollars on each Interest Payment Date.

‘‘Interest Payment Date’’ means the following dates:

(i)	during any period that is not an Amortisation Period, the First Interest Payment Date and each Regular Interest Payment Date (being the third Payment Date following the preceding Interest Payment Date (unless otherwise specified in the relevant Prospectus Supplement/Final Terms)); and

(ii)	during an Amortisation Period, each Payment Date.

Each period beginning on (and including) the Interest Commencement Date or any Interest Payment Date and ending on (but excluding) the next Interest Payment Date is herein called an ‘‘Interest Period’’; provided, however, that with respect to an Interest Period that commences during any period that is not an Amortisation Period and ends during the Regulated Amortisation Period or the Rapid Amortisation Period, such Interest Period will end on the originally scheduled Interest Payment Date (and for the avoidance of doubt, in the case of an Interest Period which commences on the Interest Payment Date which falls at the end of the Interest Period during which the Rapid Amortisation Period or Regulated Amortisation Period begins, the Interest Period shall end on the next Payment Date). The first interest payment will be made on the First Interest Payment Date in respect of the Interest Period from (and including) the Interest Commencement Date to the First Interest Payment Date.

The rate of interest applicable to the Notes for each Interest Period will be determined by the Agent Bank as the sum of the Margin and LIBOR for the relevant interest period (or, in the case of the first Interest Period, a linear interpretation of the LIBOR rates for such periods as specified in the relevant Prospectus Supplement/Final Terms).

LIBOR shall be determined on the following basis:

(i)	on each Quotation Date (as defined below) until the first Quotation Date during the Regulated Amortisation Period or the Rapid Amortisation Period, the Agent Bank will determine the offered quotation to leading banks in the London interbank market – called LIBOR – for one-month US dollar deposits or three-month US dollar deposits (in accordance with the relevant Interest Period specified in the relevant Prospectus Supplement/Final Terms). In the case of the first Interest Period the Agent Bank will determine LIBOR based upon the linear interpolation of LIBOR for US dollar deposits as specified in the relevant Prospectus Supplement/Final Terms. On each Quotation Date during the Regulated Amortisation Period or the Rapid Amortisation Period, the Agent Bank will determine the offered quotation to leading banks in the London interbank market for one-month US dollar deposits.

This will be determined by reference to the British Bankers Association LIBOR Rates display as quoted on the Bridge Telerate monitor as Telerate Screen No. 3750. If the Telerate Screen No. 3750 stops providing these quotations, the replacement service for the purposes of displaying this information will be used. If the replacement service stops displaying the information, any page showing this information will be used. If there is more than one service displaying the information, the one approved in writing by the Note Trustee in its sole discretion will be used.

In each case above, the determination will be made as at or about 11.00 a.m. London time, on that date. These are called the ‘‘Screen Rates’’.

A ‘‘Quotation Date’’ means the second London Business Day before the first day of an Interest Period.

(ii)	if, on any Quotation Date, a Screen Rate is unavailable, the Agent Bank will:

(1)	request each Reference Bank to provide the Agent Bank with its offered quotation to leading banks in the London interbank market of the equivalent of that Screen Rate on that Quotation Date in an amount that represents a single transaction in that market at that time; and

(2)	determine the arithmetic mean rounded upwards to four decimal places, of those quotations;

(iii)	if, on any quotation date, the Screen Rate is unavailable and two or three only of the Reference Banks provide offered quotations, the Rate of Interest for that Interest Period will be the arithmetic mean of the quotations provided by those Reference Banks calculated in the manner described in (ii) above;

(iv)	if fewer than two Reference Banks provide quotations, the Agent Bank will determine (in its absolute discretion) the arithmetic mean (rounded upwards to four decimal places) of the leading rates quoted by major banks in London – selected by the Agent Bank at approximately 11.00 a.m. London time on the relevant Quotation Date – to leading European banks for a period equal to the relevant Interest Period and in an amount that is representative for a single transaction in that market at that time, for loans in US dollars.

The Agent Bank will, as soon as practicable after the Quotation Date in relation to each Interest Period, calculate the amount of interest (the ‘‘Interest Amount’’) payable in respect of the Notes for such Interest Period. The Interest Amount in respect of the Notes will be calculated by applying the relevant rate of interest for such Interest Period to the Principal Amount Outstanding of the Notes during such Interest Period and multiplying the product by the relevant Day Count Fraction and rounding the resulting figure to the nearest US dollar 0.01 (half of a cent being rounded upwards).

(c)	Specific Provision: Floating Rate Euro Notes

This Condition 7(c) is applicable to the Notes if the Specified Currency is euro and the Notes are designated to be floating rate Notes.

Each Note bears interest at a floating rate on its Principal Amount Outstanding from (and including) the Interest Commencement Date. Interest in respect of the Notes is payable in arrear in euros on each Interest Payment Date.

‘‘Interest Payment Date’’ means the following dates:

(i)	during any period that is not an Amortisation Period, the First Interest Payment Date and each Regular Interest Payment Date (being the third Payment Date following the preceding Interest Payment Date (unless otherwise specified in the relevant Prospectus Supplement/Final Terms)); and

(ii)	during an Amortisation Period, each Payment Date.

Each period beginning on (and including) the Interest Commencement Date or any Interest Payment Date and ending on (but excluding) the next Interest Payment Date is herein called an ‘‘Interest Period’’; provided, however, that with respect to an Interest Period that commences during any period that is not an Amortisation Period and ends during the Regulated Amortisation Period or the Rapid Amortisation Period, such Interest Period will end on the originally scheduled Interest Payment Date (and for the avoidance of doubt, in the case of an Interest Period which commences on the Interest Payment Date which falls at the end of the Interest Period during which the Rapid Amortisation Period or Regulated Amortisation Period begins, the Interest Period shall end on the next Payment Date). The first interest payment will be made on the First Interest Payment Date in respect of the Interest Period from (and including) the Interest Commencement Date to the First Interest Payment Date.

The Rate of Interest applicable to the Notes (the ‘‘Rate of Interest’’) for each Interest Period will be determined by the Agent Bank as the sum of the Margin and EURIBOR for the relevant Interest Period (or in the case of the first Interest Period, a linear interpolation of the EURIBOR rates for such periods as specified in the relevant Prospectus Supplement/Final Terms).

EURIBOR shall be determined on the following basis:

(iii)	on the second TARGET Settlement Day before the Interest Commencement Date in respect of the first Interest Period and thereafter on each ‘‘Interest Determination Date’’, namely 11.00 a.m. (Brussels time) on the second TARGET Settlement Day before the first day of the Interest Period for which the rate will apply, the Agent Bank will determine the offered quotation to prime banks in the Euro-Zone interbank market, in respect of the first Interest Period from (and including) the Interest Commencement Date to (but excluding) the First Interest Payment Date, a linear interpolation of the rates for euro deposits for such period as specified in the relevant Prospectus Supplement/Final Terms and for each Interest Period thereafter, for euro deposits for the relevant Interest Period, by reference to (aa) on the display page designated 248 on the Dow Jones Telerate Service (or such other page as may replace that page on that service, or such other service as may be nominated by the Agent Bank as the information vendor, for the purpose of displaying comparable rates) as of the Interest Determination Date or (bb) if that service ceases to display such information, such page as displays such information on such service (or, if more than one, that one previously approved in writing by the Note Trustee) as may replace the Dow Jones Telerate Monitor as at or about 11.00 a.m. (Brussels time) on that date (the ‘‘Screen Rate’’);

(iv)	if, on any Interest Determination Date, the Screen Rate is unavailable, the Agent Bank will:

(1)	request the principal euro-zone office of each of four major banks in the Euro-Zone interbank market to provide a quotation of the rate at which deposits in euro are offered by it at approximately 11.00 a.m. (Brussels time) on the Interest Determination Date to prime banks in the Euro-Zone interbank market for a period equal to the relevant Interest Period and in an amount that is representative for a single transaction in that market at that time; and

(2)	determine the arithmetic mean (rounded, if necessary, to the nearest one hundred thousandth of a percentage point, 0.000005 being rounded upwards) of such quotations; and

(3)	if fewer than two such quotations are provided as requested, the Agent Bank will determine the arithmetic mean (rounded, if necessary, as aforesaid) of the rates quoted by major banks in the Euro-Zone interbank market, selected by the Agent Bank, at approximately 11.00 a.m. (Brussels time) on the Interest Determination Date for loans in euro to leading European banks for a period equal to the relevant Interest Period and in an amount that is representative for a single transaction in that market at that time, provided that if the Agent Bank is unable to determine EURIBOR in accordance with the above provisions in relation to any Interest Period, the Rate of Interest applicable to the Notes during such Interest Period will be the sum of the Margin and the EURIBOR last determined in relation to such Notes in respect of a preceding Interest Period.

The Agent Bank will, as soon as practicable after the Interest Determination Date in relation to each Interest Period, calculate the amount of interest (the ‘‘Interest Amount’’) payable in respect of the Notes for such Interest Period. The Interest Amount in respect of the Notes will be calculated by applying the relevant Rate of Interest for such Interest Period to the Principal Amount Outstanding of the Notes during such Interest Period and multiplying the product by the relevant Day Count Fraction and rounding the resulting figure to the nearest euro 0.01 (half of a cent being rounded upwards).

(d)	Specific Provision: Fixed Rate Sterling Notes (Option 1 )

This Condition 7(d) is applicable to the Notes if the Specified Currency is sterling and the Notes are designated to be fixed rate Notes (Option 1).

Each Note bears interest on its Principal Amount Outstanding from (and including) the Interest Commencement Date. Interest in respect of the Notes is payable in arrear in sterling on each Interest Payment Date.

‘‘Interest Payment Date’’ means the following dates:

(i)	during any period that is not an Amortisation Period, the First Interest Payment Date and each Regular Interest Payment Date (as specified in the relevant Prospectus Supplement/Final Terms); and

(ii)	during an Amortisation Period, each Payment Date.

Each period beginning on (and including) the Interest Commencement Date or any Interest Payment Date and ending on (but excluding) the next Interest Payment Date is herein called an ‘‘Interest Period’’; provided, however, that where the Floating Rate Commencement Date is a date falling prior to the Scheduled Redemption Date, with respect to an Interest Period that commences during the Revolving Period or the Controlled Accumulation Period and ends during the Regulated Amortisation Period or the Rapid Amortisation Period, such Interest Period will end on, and exclude, the Floating Rate Commencement Date.

Subject to the following paragraph, each Note bears interest at the Initial Rate on its Principal Amount Outstanding during the period from (and including) the Interest Commencement Date to, but excluding, the Floating Rate Commencement Date (the ‘‘Initial Period’’). Interest in respect of the Notes during the Initial Period is payable in arrear in sterling on each Regular Interest Payment Date and the final Interest Payment Date during the Initial Period shall be the Scheduled Redemption Date.

The amount of the interest payable (the ‘‘Interest Amount’’) in respect of the Notes for any Interest Period during the Initial Period shall be calculated by applying the Initial Rate to the Principal Amount Outstanding of the Notes, multiplying the resulting product by the relevant Day Count Fraction, and rounding the resultant figure to the nearest sterling 0.01 (half of a penny being rounded upwards).

However, in the event that the Regulated Amortisation Period or the Rapid Amortisation Period has commenced, then from and including the Floating Rate Commencement Date to, but excluding, the Final Redemption Date (the ‘‘Redemption Period’’), each Note bears interest at a floating rate on its Principal Amount Outstanding to be determined in accordance with the provisions below, payable in arrear on each Payment Date. During the Redemption Period, each period beginning on, and including, a Payment Date to but excluding the next Payment Date is called an ‘‘Interest Period’’.

The rate of interest applicable to the Notes which are the subject of this Condition 7(d) (the ‘‘Redemption Rate’’) for each Interest Period during the Redemption Period will be determined by the Agent Bank as the sum of the Margin and LIBOR for the relevant Interest Period.

LIBOR shall be determined on the following basis:

(i)	on the Floating Rate Commencement Date in respect of the first Interest Period during the Redemption Period and thereafter on each ‘‘Interest Determination Date’’, namely the first day of the Interest Period for which the Redemption Rate will apply, the Agent Bank will determine the offered quotation to leading banks in the London interbank market, for sterling deposits for the relevant Interest Period, by reference to the display designated as the British Bankers Association LIBOR Rates as quoted on the Moneyline Telerate Monitor as Moneyline Telerate Screen No. 3750 or (aa) such other page as may replace Moneyline Telerate Screen No. 3750 on that service for the purposes of displaying such information or (bb) if that service ceases to display such information, such page as displays such information on such service (or, if more than one, that one previously approved in writing by the Note Trustee) as may replace the Moneyline Telerate Monitor) as at or about 11.00 a.m. (London time) on that date, (the ‘‘Screen Rate’’);

(ii)	if, on any Interest Determination Date, the Screen Rate is unavailable, the Agent Bank will:

(1)	request each Reference Bank to provide the Agent Bank with its offered quotation to leading banks in the London interbank market, for sterling deposits for the relevant Interest Period, as at approximately 11.00 a.m. (London time) on the Interest Determination Date in question and in an amount that is representative for a single transaction in that market at that time; and

(2)	determine the arithmetic mean (rounded upwards to four decimal places) of such quotations;

(iii)	if on any Interest Determination Date the Screen Rate is unavailable and two or three only of the Reference Banks provide offered quotations, LIBOR for the relevant Interest Period shall be determined in accordance with the provisions of paragraph (ii) on the basis of the arithmetic mean (rounded upwards to four decimal places) of the offered quotations of those Reference Banks providing the offered quotations; and

(iv)	if fewer than two such quotations are provided by the Reference Banks as requested, the Agent Bank will determine the arithmetic mean (rounded upwards to four decimal places) of the rates quoted by major banks in London, selected by the Agent Bank, at approximately 11.00 a.m. (London time) on the first day of the relevant Interest Period for loans in sterling to leading European banks for a period equal to the relevant Interest Period and in an amount that is representative for a single transaction in that market at that time, provided that if the Agent Bank is unable to determine LIBOR in accordance with the above provisions in relation to any Interest Period, the Redemption Rate applicable to the Notes in respect of such Interest Period during the Redemption Period will be the sum of the Margin in respect of the Notes and LIBOR last determined in relation to the Notes in respect of the preceding Interest Period.

During the Redemption Period, the Agent Bank will, as soon as practicable after the Interest Determination Date in relation to each Interest Period during the Redemption Period, calculate the amount of interest (the ‘‘Interest Amount’’) payable in respect of the Notes for such Interest Period. The Interest Amount will be calculated by applying the Redemption Rate for such Interest Period to the Principal Amount Outstanding of the Notes during such Interest Period and multiplying the product by the relevant Day Count Fraction, and rounding the resulting figure to the nearest sterling 0.01 (half of a penny being rounded upwards).

(e)	Specific Provision: Fixed Rate Dollar Notes (Option 1)

This Condition 7(e) is applicable to the Notes if the Specified Currency is US dollars and the Notes are designated to be fixed rate Notes (Option 1).

Each Note bears interest on its Principal Amount Outstanding from (and including) the Interest Commencement Date. Interest in respect of the Notes is payable in arrear in US dollars on each Interest Payment Date.

‘‘Interest Payment Date’’ means the following dates:

(i)	during any period that is not an Amortisation Period, the First Interest Payment Date and each Regular Interest Payment Date (as specified in the relevant Prospectus Supplement/Final Terms); and

(ii)	during an Amortisation Period, each Payment Date.

Each period beginning on (and including) the Interest Commencement Date or any Interest Payment Date and ending on (but excluding) the next Interest Payment Date is herein called an ‘‘Interest Period’’; provided however, that, where the Floating Rate Commencement Date is a date falling prior to the Scheduled Redemption Date, with respect to an Interest Period that commences during the Revolving Period or the Controlled Accumulation Period and ends during the Regulated Amortisation Period or the Rapid Amortisation Period, such Interest Period will end on, and exclude, the Floating Rate Commencement Date.

Subject to the following paragraph, each Note bears interest at the Initial Rate on its Principal Amount Outstanding during the period from (and including) the Interest Commencement Date to, but excluding, the Floating Rate Commencement Date (the ‘‘Initial Period’’). Interest in respect of such Note during the Initial Period is payable in arrear in US dollars on each Regular Interest Payment Date and the final Interest Payment Date during the Initial Period shall be the Scheduled Redemption Date.

The amount of the interest payable (the ‘‘Interest Amount’’) in respect of the Notes for any Interest Period during the Initial Period shall be calculated by applying the Initial Rate to the Principal Amount Outstanding of the Notes, multiplying the resulting product by the relevant Day Count Fraction, and rounding the resultant figure to the nearest US dollar 0.01 (half of a cent being rounded upwards).

However, in the event that the Regulated Amortisation Period or the Rapid Amortisation Period has commenced, then from and including the Floating Rate Commencement Date to, but excluding, the Final Redemption Date (the ‘‘Redemption Period’’), each Note bears interest at a floating rate on its Principal Amount Outstanding to be determined in accordance with the provisions below, payable in arrear on each Payment Date. During the Redemption Period, each period beginning on, and including, a Payment Date to but excluding the next Payment Date is called an ‘‘Interest Period’’.

The rate of interest applicable to the Notes which are the subject of this Condition 7(e) (the ‘‘Redemption Rate’’) for each Interest Period during the Redemption Period will be determined by the Agent Bank as the sum of the Margin and LIBOR for the relevant Interest Period.

LIBOR shall be determined on the following basis:

(i)	on each Quotation Date during the Redemption Period, the Agent Bank will determine the offered quotation to leading banks in the London interbank market – called LIBOR – for one-month US dollar deposits.

This will be determined by reference to the British Bankers Association LIBOR Rates display as quoted on the Bridge Telerate monitor as Telerate Screen No. 3750. If the Telerate Screen No. 3750 stops providing these quotations, the replacement service for the purposes of displaying this information will be used. If the replacement service stops displaying the information, any page showing this information will be used. If there is more than one service displaying the information, the one approved in writing by the Note Trustee in its sole discretion will be used.

In each case above, the determination will be made as at or about 11.00 a.m. London time, on that date. These are called the ‘‘Screen Rates’’.

A ‘‘Quotation Date’’ means the second London Business Day before the Floating Rate Commencement Date in respect of the first Interest Period during the Redemption Period and thereafter the second London Business Day before the first day of an Interest Period.

(ii)	if, on any Quotation Date, a Screen Rate is unavailable, the Agent Bank will:

(1)	request each Reference Bank to provide the Agent Bank with its offered quotation to leading banks of the equivalent of that Screen Rate on that Quotation Date in an amount that represents a single transaction in that market at that time; and

(2)	determine the arithmetic mean rounded upwards to four decimal places, of those quotations;

(iii)	if, on any Quotation Date, the Screen Rate is unavailable and only two or three of the Reference Banks provide offered quotations, LIBOR for that Interest Period will be the arithmetic mean of the quotations provided by those Reference Banks calculated in the manner described in (ii) above; and

(iv)	if fewer than two Reference Banks provide quotations, the Agent Bank will determine (in its absolute discretion) the arithmetic mean (rounded upwards to four decimal places) of the leading rates quoted by major banks in London – selected by the Agent Bank at approximately 11.00 a.m. London time on the relevant Quotation Date – to leading European banks for a period equal to the relevant Interest Period and in an amount that is representative for a single transaction in that market at that time, for loans in US dollars.

During the Redemption Period, the Agent Bank will, as soon as practicable after the Quotation Date in relation to each Interest Period during the Redemption Period, calculate the amount of interest (the ‘‘Interest Amount’’) payable in respect of the Notes for such Interest Period. The Interest Amount will be calculated by applying the Redemption Rate for such Interest Period to the Principal Amount Outstanding of the Notes during such Interest Period and multiplying the product by the relevant Day Count Fraction, and rounding the resulting figure to the nearest US dollar 0.01 (half of a cent being rounded upwards).

(f)	Specific Provision: Fixed Rate Euro Notes (Option 1)

This Condition 7(f) is applicable to the Notes if the Specified Currency is euro and the Notes are designated to be fixed rate Notes (Option 1).

Each Note bears interest on its Principal Amount Outstanding from (and including) the Interest Commencement Date. Interest in respect of the Notes is payable in arrear in euro on each Interest Payment Date.

‘‘Interest Payment Date’’ means the following dates:

(i)	during any period that is not an Amortisation Period, the First Interest Payment Date and each Regular Interest Payment Date (as specified in the relevant Prospectus Supplement/Final Terms); and

(ii)	during an Amortisation Period, each Payment Date.

Each period beginning on (and including) the Interest Commencement Date or any Interest Payment Date and ending on (but excluding) the next Interest Payment Date is herein called an ‘‘Interest Period’’; provided, however, that, where the Floating Rate Commencement Date is a date falling prior to the Scheduled Redemption Date, with respect to an Interest Period that commences during the Revolving Period or the Controlled Accumulation Period and ends during the Regulated Amortisation Period or the Rapid Amortisation Period, such Interest Period will end on, and exclude, the Floating Rate Commencement Date.

Subject to the following paragraph, each Note bears interest at the Initial Rate on its Principal Amount Outstanding during the period from (and including) the Interest Commencement Date to, but excluding, the Floating Rate Commencement Date (the ‘‘Initial Period’’). Interest in respect of such Note during the Initial Period is payable in arrear in euro on each Regular Interest Payment Date and the final Interest Payment Date during the Initial Period shall be the Scheduled Redemption Date.

The amount of the interest payable (the ‘‘Interest Amount’’) in respect of the Notes for any Interest Period during the Initial Period shall be calculated by applying the Initial Rate to the Principal Amount Outstanding of the Notes, multiplying the resulting product by the relevant Day Count Fraction, and rounding the resultant figure to the nearest euro 0.01 (half of a cent being rounded upwards).

However, in the event that the Regulated Amortisation Period or the Rapid Amortisation Period has commenced, then from and including the Floating Rate Commencement Date to, but excluding, the Final Redemption Date (the ‘‘Redemption Period’’), each Note bears interest at a floating rate on its Principal Amount Outstanding to be determined in accordance with the provisions below, payable in arrear on each Payment Date. During the Redemption Period, each period beginning on, and including, a Payment Date to but excluding the next Payment Date is called an ‘‘Interest Period’’.

The rate of interest applicable to the Notes which are the subject of this Condition 7(f) (the ‘‘Redemption Rate’’) for each Interest Period during the Redemption Period will be determined by the Agent Bank as the sum of the Margin and EURIBOR for the relevant Interest Period.

EURIBOR shall be determined on the following basis:

(i)	on the second TARGET Settlement Day before the Floating Rate Commencement Date in respect of the first Interest Period during the Redemption Period and thereafter on each ‘‘Interest Determination Date’’, namely 11.00 a.m. (Brussels time) on the second TARGET Settlement Day before the first day of the Interest Period for which the rate will apply, the Agent Bank will determine the offered quotation to prime banks in the Euro-Zone interbank market for euro deposits for the relevant Interest Period, by reference to (aa) on the display page designated 248 on the Dow Jones Telerate Service (or such other page as may replace that page on that service, or such other service as may be nominated by the Agent Bank as the information vendor, for the purpose of displaying comparable rates) as of the Interest Determination Date or (bb) if that service ceases to display such information, such page as displays such information on such service (or, if more than one, that one previously approved in writing by the Note Trustee) as may replace the Dow Jones Telerate Monitor as at or about 11.00 a.m. (Brussels time) on that date (the ‘‘Screen Rate’’);

(ii)	if, on any Interest Determination Date, the Screen Rate is unavailable, the Agent Bank will:

(1)	request the principal Euro-Zone office of each of four major banks in the Euro-Zone interbank market to provide a quotation of the rate at which deposits in euro are offered by it at approximately 11.00 a.m. (Brussels time) on the Interest Determination Date to prime banks in the euro-zone interbank market for a period equal to the relevant Interest Period and in an amount that is representative for a single transaction in that market at that time; and

(2)	determine the arithmetic mean (rounded, if necessary, to the nearest one hundred thousandth of a percentage point, 0.000005 being rounded upwards) of such quotations; and

(iii)	if fewer than two such quotations are provided as requested, the Agent Bank will determine the arithmetic mean (rounded, if necessary, as aforesaid) of the rates quoted by major banks in the Euro-Zone interbank market, selected by the Agent Bank, at approximately 11.00 a.m. (Brussels time) on the Interest Determination Date for loans in euro to leading European banks for a period equal to the relevant Interest Period and in an amount that is representative for a single transaction in that market at that time, provided that if the Agent Bank is unable to determine EURIBOR in accordance with the above provisions in relation to any Interest Period, the Redemption Rate applicable to the Notes during such Interest Period will be the sum of the Margin and EURIBOR last determined in relation to such Notes in respect of the preceding Interest Period.

During the Redemption Period, the Agent Bank will, as soon as practicable after the Interest Determination Date in relation to each Interest Period during the Redemption Period, calculate the amount of interest (the ‘‘Interest Amount’’) payable in respect of the Notes for such Interest Period. The Interest Amount will be calculated by applying the Redemption Rate for such Interest Period to the Principal Amount Outstanding of the Notes during such Interest Period and multiplying the product by the relevant Day Count Fraction, and rounding the resulting figure to the nearest euro 0.01 (half of a cent being rounded upwards).

(g)	Specific Provision: Fixed Rate Sterling Notes (Option 2)

This Condition 7(g) is applicable to the Notes if the Specified Currency is sterling and the Notes are designated to be fixed rate Notes (Option 2).

Each Note bears interest on its Principal Amount Outstanding from (and including) the Interest Commencement Date. Interest in respect of the Notes is payable in arrear in sterling on each Interest Payment Date.

‘‘Interest Payment Date’’ means the First Interest Payment Date and each Regular Interest Payment Date (as specified in the relevant Prospectus Supplement/Final Terms).

Each period beginning on (and including) any Interest Payment Date and ending on (but excluding) the next Interest Payment Date is herein called an ‘‘Interest Period’’.

Subject to the following paragraph, each Note bears interest at the Initial Rate on its Principal Amount Outstanding during the period from (and including) the Interest Commencement Date. Interest in respect of the such Note is payable in arrear in sterling on each Regular Interest Payment Date.

The amount of the interest payable (the ‘‘Interest Amount’’) in respect of the Notes for any Interest Period shall be calculated by applying the Initial Rate to the Principal Amount Outstanding of the Notes, multiplying the resulting product by the relevant Day Count Fraction, and rounding the resultant figure to the nearest sterling 0.01 (half of a pence being rounded upwards).

(h)	Specific Provision: Fixed Rate Dollar Notes (Option 2)

This Condition 7(h) is applicable to the Notes if the Specified Currency is US dollars and the Notes are designated to be fixed rate Notes (Option 2).

Each Note bears interest on its Principal Amount Outstanding from (and including) the Interest Commencement Date. Interest in respect of the Notes is payable in arrear in US dollars on each Interest Payment Date.

‘‘Interest Payment Date’’ means the First Interest Payment Date and each Regular Interest Payment Date (as specified in the relevant Prospectus Supplement/Final Terms).

Each period beginning on (and including) any Interest Payment Date and ending on (but excluding) the next Interest Payment Date is herein called an ‘‘Interest Period’’.

Subject to the following paragraph, each Note bears interest at the Initial Rate on its Principal Amount Outstanding during the period from (and including) the Interest Commencement Date. Interest in respect of the such Note is payable in arrear in US dollars on each Regular Interest Payment Date.

The amount of the interest payable (the ‘‘Interest Amount’’) in respect of the Notes for any Interest Period shall be calculated by applying the Initial Rate to the Principal Amount Outstanding of the Notes, multiplying the resulting product by the relevant Day Count Fraction, and rounding the resultant figure to the nearest US dollar 0.01 (half of a cent being rounded upwards).

(i)	Specific Provision: Fixed Rate Euro Notes (Option 2)

This Condition 7(i) is applicable to the Notes if the Specified Currency is euro and the Notes are designated to be fixed rate Notes (Option 2).

Each Note bears interest on its Principal Amount Outstanding from (and including) the Interest Commencement Date. Interest in respect of the Notes is payable in arrear in euro on each Interest Payment Date.

‘‘Interest Payment Date’’ means the First Interest Payment Date and each Regular Interest Payment Date (as specified in the relevant Prospectus Supplement/Final Terms).

Each period beginning on (and including) any Interest Payment Date and ending on (but excluding) the next Interest Payment Date is herein called an ‘‘Interest Period’’.

Subject to the following paragraph, each Note bears interest at the Initial Rate on its Principal Amount Outstanding during the period from (and including) the Interest Commencement Date. Interest in respect of the such Note is payable in arrear in euro on each Regular Interest Payment Date.

The amount of the interest payable (the ‘‘Interest Amount’’) in respect of the Notes for any Interest Period shall be calculated by applying the Initial Rate to the Principal Amount Outstanding of the Notes, multiplying the resulting product by the relevant Day Count Fraction, and rounding the resultant figure to the nearest euro 0.01 (half of a cent being rounded upwards).

(j)	Specific Provision: Fixed Rate Dollar Notes (Option 3)

This Condition 7(j) is applicable to the Notes if the Specified Currency is US dollars and the Notes are designated to be fixed rate Notes (Option 3).

Each Note bears interest on its Principal Amount Outstanding from (and including) the Interest Commencement Date. Interest in respect of the Notes is payable in arrear in US dollars on each Interest Payment Date.

‘‘Interest Payment Date’’ means the following dates:

(i)	during any period that is not an Amortisation Period, the First Interest Payment Date and each Regular Interest Payment Date (as specified in the relevant Prospectus Supplement/Final Terms); and

(ii)	during an Amortisation Period, each Payment Date.

Each period beginning on (and including) the Interest Commencement Date or any Interest Payment Date and ending on (but excluding) the next Interest Payment Date is herein called an ‘‘Interest Period’’; provided, however, that, where the Floating Rate Commencement Date is a date falling prior to the Scheduled Redemption Date with respect to an Interest Period that commences during the Revolving Period or the Controlled Accumulation Period and ends during the Regulated Amortisation Period or the Rapid Amortisation Period, such Interest Period will end on, and exclude the Floating Rate Commencement Date.

Subject to the second following paragraph, each Note bears interest at the Initial Rate on its Principal Amount Outstanding during the period from (and including) the Interest Commencement Date to, but excluding, the Floating Rate Commencement Date (the ‘‘Initial Period’’). Interest in respect of the such Note during the Initial Period is payable in arrear in US dollars on each Regular Interest Payment Date and the final Interest Payment Date during the Initial Period shall be the Scheduled Redemption Date.

The amount of the interest payable (the ‘‘Interest Amount’’) in respect of the Notes for any Interest Period during the Initial Period shall be calculated by applying the Initial Rate to the Principal Amount Outstanding of the Notes, multiplying the resulting product by the relevant Day Count Fraction, and rounding the resultant figure to the nearest US dollar 0.01 (half of a cent being rounded upwards).

However, in the event that the Regulated Amortisation Period or the Rapid Amortisation Period has commenced, then from and including the Floating Rate Commencement Date to, but excluding, the Final Redemption Date (the ‘‘Redemption Period’’), each Note bears interest on its Principal Amount Outstanding in accordance with this Condition 7(j), but subject as provided in the following paragraph, payable in arrear on each Payment Date. During the Redemption Period, each period beginning on, and including, a Payment Date to but excluding the next Payment Date is called an ‘‘Interest Period’’.

During the Redemption Period, the obligations of the Issuing Entity to pay interest on the Principal Amount Outstanding of the Notes on each Payment Date shall be satisfied in full by the Issuing Entity paying to the Principal Paying Agent all interest amounts standing to the credit of the relevant Distribution Ledger for the Notes on such Payment Date. Interest will be payable on the relevant Notes by the relevant Paying Agent in accordance with the provisions of the Agency Agreement.

(k)	Specific Provision: Fixed Rate Euro Notes (Option 3)

This Condition 7(k) is applicable to the Notes if the Specified Currency is euro and the Notes are designated to be fixed rate Notes (Option 3).

Each Note bears interest on its Principal Amount Outstanding from (and including) the Interest Commencement Date. Interest in respect of the Notes is payable in arrear in euro on each Interest Payment Date.

‘‘Interest Payment Date’’ means the following dates:

(i)	during any period that is not an Amortisation Period, the First Interest Payment Date and each Regular Interest Payment Date (as specified in the relevant Prospectus Supplement/Final Terms); and

(ii)	during an Amortisation Period, each Payment Date.

Each period beginning on (and including) the Interest Commencement Date or any Interest Payment Date and ending on (but excluding) the next Interest Payment Date is herein called an ‘‘Interest Period’’; provided, however, that, where the Floating Rate Commencement Date is a date falling prior to the Scheduled Redemption Date, with respect to an Interest Period that commences during the Revolving Period or the Controlled Accumulation Period and ends during the Regulated Amortisation Period or the Rapid Amortisation Period, such Interest Period will end on, and exclude, the Floating Rate Commencement Date.

Subject to the second following paragraph, each Note bears interest at the Initial Rate on its Principal Amount Outstanding during the period from (and including) the Interest Commencement Date to, but excluding, the Floating Rate Commencement Date (the ‘‘Initial Period’’). Interest in respect of the such Note during the Initial Period is payable in arrear in euro on each Regular Interest Payment Date and the final Interest Payment Date during the Initial Period shall be the Scheduled Redemption Date.

The amount of the interest payable (the ‘‘Interest Amount’’) in respect of the Notes for any Interest Period during the Initial Period shall be calculated by applying the Initial Rate to the Principal Amount Outstanding of the Notes, multiplying the resulting product by the relevant Day Count Fraction, and rounding the resultant figure to the nearest euro 0.01 (half of a cent being rounded upwards).

However, in the event that the Regulated Amortisation Period or the Rapid Amortisation Period has commenced, then from and including the Floating Rate Commencement Date to, but excluding, the Final

Redemption Date (the ‘‘Redemption Period’’), each Note bears interest on its Principal Amount Outstanding in accordance with this Condition 7(k), but subject as provided in the following paragraph, payable in arrear on each Payment Date. During the Redemption Period, each period beginning on, and including, a Payment Date to but excluding the next Payment Date is called an ‘‘Interest Period’’.

During the Redemption Period, the obligations of the Issuing Entity to pay interest on the Principal Amount Outstanding of the Notes on each Payment Date shall be satisfied in full by the Issuing Entity paying to the Principal Paying Agent all interest amounts standing to the credit of the relevant Distribution Ledger for the Notes on such Payment Date. Interest will be payable on the relevant Notes by the relevant Paying Agent in accordance with the provisions of the Agency Agreement.

(l)	General Provision: Deferred Interest and Additional Interest

To the extent that the monies which are deposited in the relevant Series Issuing Entity Distribution Account to the credit of the relevant Distribution Ledger for a Series by the Loan Note Issuing Entity on an Interest Payment Date in accordance with the provisions of the Related Loan Note are insufficient to pay the full amount of interest on the relevant Class or Sub-Class of Notes of such Series on such Interest Payment Date, payment of the interest shortfall (‘‘Deferred Interest’’), which will be borne by each Note of that class or sub-class of the relevant Series in a proportion equal to the proportion that the Principal Amount Outstanding of the Note of the relevant Class or Sub-Class of such Series bears to the aggregate Principal Amount Outstanding of the relevant Notes of the relevant Series (as determined on the Interest Payment Date on which such Deferred Interest arises), will be deferred until the Interest Payment Date occurring thereafter on which funds are available to the Issuing Entity (by being deposited to the relevant Series Issuing Entity Distribution Account to the credit of the Distribution Ledger of the relevant Class or Sub-Class for that Series by the Loan Note Issuing Entity on such Interest Payment Date) to pay such Deferred Interest to the extent of such available funds. Such Deferred Interest will accrue interest (‘‘Additional Interest’’) at the then current Rate of Interest (or in the case of a fixed rate Note which may become a floating rate Note, the Initial Rate (during the Initial Period) or the Redemption Rate (during the Redemption Period)) applicable to that Class or Sub-Class, and payment of any Additional Interest will also be deferred until the Interest Payment Date thereafter on which funds are available to the Issuing Entity (by being deposited to the relevant Series Issuing Entity Distribution Account to the credit of the Distribution Ledger of the relevant Class or Sub-Class for such a Series by the Loan Note Issuing Entity on such Interest Payment Date in accordance with the provisions of the Related Loan Note) to pay such Additional Interest to the extent of such available funds.

(m)	General Provision: Calculation of Interest Amount

On each Interest Payment Date, the Agent Bank shall determine the actual amount of interest which will be paid on the Notes on that Interest Payment Date and the amount of Deferred Interest (if any) on the Notes in respect of the related Interest Period and the amount of Additional Interest (if any) which will be paid on such Interest Payment Date. The amount of Additional Interest shall be calculated by applying the then current relevant Rate of Interest, Initial Rate or, as the case may be, Redemption Rate for the Notes to the sum of the Deferred Interest and any Additional Interest from prior Interest Periods which remains unpaid and multiplying such sum by the relevant Day Count Fraction.

In the event that, on any Interest Payment Date, the amount of monies which are deposited to the Series Issuing Entity Distribution Account for a Series by the Loan Note Issuing Entity on such day in accordance with the provisions of the Related Loan Note is insufficient to pay in full the Interest Amount, any outstanding Deferred Interest and any Additional Interest due on such Interest Payment Date in respect of any Class or Sub-Class of Notes, such monies will be applied first to the payment of any Interest Amount, secondly to the payment of any outstanding Deferred Interest and thereafter to the payment of any Additional Interest in respect of the relevant Class or Sub-Class.

(n)	General Provision: Interest cease to accrue

Interest will cease to accrue on any part of the Principal Amount Outstanding of a Note from the Scheduled Redemption Date unless, upon due presentation, payment of principal is improperly withheld or refused or default is otherwise made in the payment thereof, in which case it will continue to bear interest in accordance with this Condition (as well after as before judgement) until whichever is the earlier of (i) the day on which all sums due in respect of such Note up to that day are received by or on behalf of the relevant Noteholder and (ii) the day which is seven days after the Principal Paying Agent or the Note Trustee has notified the relevant Noteholders either in accordance with Condition 17 or individually that it has received all sums due in respect of the relevant Notes up to such seventh day (except to the extent that there is any subsequent default in payment).

(o)	General Provision: Failure of Agent Bank

If the Agent Bank fails at any time to determine a Rate of Interest or to calculate an Interest Amount or amount of Deferred Interest (if any) or amount of Additional Interest (if any), the Note Trustee, or its appointed agent without any liability therefore, will determine such Rate of Interest as it considers fair and reasonable in the circumstances (having such regard as it thinks fit to the other provisions of these Conditions, including paragraph (l) or (n) above (as applicable)) or, as the case may be, calculate such Interest Amount or amount of Deferred Interest (if any) or amount of Additional Interest (if any), in accordance with paragraph (m) above, and each such determination or calculation shall be deemed to have been made by the Agent Bank.

(p)	General Provision: Publication

The Agent Bank will cause each Rate of Interest, Interest Amount, amount of Deferred Interest (if any) and amount of Additional Interest (if any) determined by it, together with the relevant Interest Payment Date, to be notified to the Issuing Entity, the Paying Agents, the Note Trustee and, for so long as the respective Notes are admitted to trading on the Regulated Market of the London Stock Exchange plc (the ‘‘Regulated Market of the London Stock Exchange’’), the Regulated Market of the London Stock Exchange as soon as practicable after such determination but in any event not later than the seventh day thereafter or such earlier day as the Regulated Market of the London Stock Exchange may require and the Agent Bank will cause the same to be notified to the Noteholders in accordance with Condition 17 as soon as possible thereafter. The Agent Bank will be entitled to recalculate any Interest Amount and amount of Additional Interest (on the basis of the foregoing provisions) without notice in the event of an extension or shortening of the relevant Interest Period.

(q)	General Provision: Notifications etc.

All notifications, opinions, determinations, certificates, calculations, quotations and decisions given, expressed, made or obtained for the purposes of this Condition 7, whether by the Agent Bank or the Note Trustee will (in the absence of wilful default, bad faith or manifest error) be binding on the Issuing Entity, the Paying Agents, the Note Trustee, the Agent Bank and the Noteholders and no liability to any such Person will attach to the Agent Bank or the Note Trustee in connection with the exercise or non-exercise by them or of them of their powers, duties and discretions for such purposes.

8.	Redemption and Purchase

(a)	Scheduled Redemption

The Notes will become due and payable on the Final Redemption Date in accordance with Condition 8(c) or if earlier shall be redeemed as follows and to the following extent. Unless previously redeemed in full and cancelled or unless an Amortisation Period has earlier commenced, the Notes of a Class or Sub-Class will be redeemed in full or part (as set out below) on the Interest Payment Date which falls on the Scheduled Redemption Date specified in the relevant Prospectus Supplement/Final Terms for the Series to which the Class or Sub-Class belongs.

(i)	Scheduled Redemption in Full

if, on the Scheduled Redemption Date, the Loan Note Issuing Entity deposits into the relevant Distribution Ledger (in accordance with the provisions of the Related Loan Note of such Series) an amount at least equal to the Principal Amount Outstanding of each Class or Sub-Class of such Series, then the Notes of such Class or Sub-Class will be redeemed pari passu and in full (after exchange of such principal amount to the relevant currency pursuant to the relevant Swap Agreement, if such a currency Swap Agreement has been entered into); and

(ii)	Scheduled Redemption in Part

if, on the Scheduled Redemption Date, the Loan Note Issuing Entity deposits into the relevant Distribution Ledger (in accordance with the provisions of the Related Loan Note for such Series) an amount which is less than the Principal Amount Outstanding of each Class or Sub-Class of such Series, then the Notes of such Class or Sub-Class will only become due and payable be redeemed in part pro rata to the extent of the amount (the ‘‘Available Redemption Amount’’) which is so deposited (after exchange of such principal amount to the relevant currency pursuant to the relevant Swap Agreement, if such a currency Swap Agreement has been entered into), and the Rapid Amortisation Period will commence with effect from the Scheduled Redemption Date. For the avoidance of doubt, the remaining Notes which have not been redeemed in full or in part shall remain outstanding and shall only become due and payable in accordance with Condition 8(a)(iii) below or Condition 8(c).

(iii)	Scheduled Redemption after the Scheduled Redemption Date

Upon the Rapid Amortisation Period for a Series of Notes commencing in the circumstances referred to in (ii) above, then on each Interest Payment Date which thereafter occurs during the Rapid Amortisation Period, the remaining Notes will be redeemed in full or, as the case may be, in part pro rata to the extent of the amount (after exchange of such amount to the relevant currency at the rate of exchange applicable to such Class or Sub-Class under any relevant Swap Agreement or if there is no longer a Swap Agreement then at a spot rate of exchange, if such Class or Sub-Class is not denominated in sterling) which, if any, is deposited to the relevant Distribution Ledger on such day in accordance with the provisions of the Related Loan Note until the earlier of (a) such time as the Series of Notes is redeemed in full and (b) the Final Redemption Date specified in the relevant Prospectus Supplement/Final Terms for such Series of Notes.

(b)	Mandatory Early Redemption

If an Amortisation Period commences prior to the Scheduled Redemption Date with respect to any Series of Notes, then on each Interest Payment Date (including the Scheduled Redemption Date) which thereafter occurs during such Amortisation Period, each Class or Sub-Class of Notes that belong to the relevant Series now subject to an Amortisation Period will be redeemed in part pro rata to the extent of the amount (being the ‘‘Available Redemption Funds’’) (after exchange of such amount to the relevant currency at the rate of exchange applicable to such Class or Sub-Class under any relevant Swap Agreement or if there is no longer a Swap Agreement then at a spot rate of exchange, if such Class or Sub-Class is not denominated in sterling) which is deposited into the relevant corresponding Distribution Ledger by the Loan Note Issuing Entity on each such date in accordance with the provisions of the Class or Sub-Class until the earliest of (a) such time as each Class or Sub-Class of the relevant Series is redeemed in full, (b) such date prior to the Final Redemption Date (if any) specified in the relevant Prospectus Supplement/Final Terms and (c) the Final Redemption Date specified in the relevant Prospectus Supplement/Final Terms.

(c)	Final Redemption

If the Notes have not previously been cancelled or redeemed in full pursuant to Condition 8(a), 8(b) or 11 (including any case where any interest (including Deferred Interest and Additional Interest) thereon has not earlier been paid), the Notes will be finally redeemed at their then Principal Amount Outstanding together with accrued interest (including Deferred Interest and Additional Interest) thereon on the Final Redemption Date specified in the relevant Prospectus Supplement/Final Terms.

(d)	Other Redemption

The Issuing Entity shall not be entitled to redeem the Notes otherwise than as provided in paragraphs (a), (b) and (c) above.

(e)	Purchase

The Issuing Entity may not, at any time, purchase the Notes in the open market or otherwise.

(f)	Cancellation

All Notes redeemed in full pursuant to the foregoing provisions shall be cancelled forthwith and may not be reissued or resold.

(g)	Post Enforcement Call Option

All of the Noteholders will, at the request of Optionco, sell all (but not some only) of their holdings of Notes to Optionco, pursuant to the option granted to it under the Post Enforcement Call Option Agreement by the Note Trustee (on behalf of the Noteholders but without any liability on the part of the Note Trustee) to acquire all (but not some only) of the Notes (plus accrued interest thereon), for the consideration of US$0.01 per note, on the earlier of (i) any date falling 20 days after the Final Redemption Date for such Series and (ii) in the event that the Security is enforced, the date on which the Note Trustee determines that the proceeds of such enforcement are insufficient after payment of all other claims ranking in priority to the Notes to pay in full any amount due in respect of the Notes, after paying in full any amounts available to pay amounts outstanding under the Notes. Furthermore, each of the Noteholders acknowledges that the Note Trustee has the authority and the power without incurring any liability, to bind Noteholders in accordance with the terms and conditions set out in the Post Enforcement Call Option Agreement and each Noteholder, by subscribing for and purchasing the relevant Note(s), agrees to be so bound.

(i)	Determinations

On each Interest Payment Date, the Agent Bank shall determine (i) the amount of each ‘‘Principal Payment’’ payable on each Note, which will be the pro rata share of that Note in the Available Redemption Funds (converted into the relevant currency if the relevant Class or Sub-Class is not denominated in sterling) calculated by dividing such Available Redemption Funds by the number of Notes in the relevant Class or Sub-Class then outstanding, and (ii) the Principal Amount Outstanding of each Note on the first day of the next following Interest Period (after deducting any Principal Payment due to be made in respect of each Note on the Interest Payment Date).

If the Agent Bank fails at any time to determine a Principal Payment or Principal Amount Outstanding as aforesaid, the Note Trustee, or its appointed agent without accepting liability therefore, shall calculate such Principal Payment or Principal Amount Outstanding in accordance with the above provisions of this Condition, and each such determination or calculation shall be deemed to have been made by the Agent Bank. Any such determination or calculation will be binding on the Issuing Entity, the Paying Agents, the Note Trustee and the Noteholders.

The Principal Paying Agent will cause each Principal Payment and Principal Amount Outstanding to be notified to the Issuing Entity, the Paying Agents, the Note Trustee and (for so long as the Notes are admitted to trading on the Regulated Market of the London Stock Exchange, the Regulated Market of the London Stock Exchange), as soon as practicable after the determination, by the Agent Bank but in any event not later than the seventh day thereafter or such earlier day as the Regulated Market of the London Stock Exchange may require and will cause the same to be notified to the Noteholders in accordance with Condition 17 as soon as possible thereafter. All notifications, opinions, determinations, certificates, calculations, quotations and decisions given, expressed, made or obtained for the purposes of this Condition by the Principal Paying Agent or The Agent Bank will (in the absence of wilful default, bad faith or manifest error) be binding on the Issuing Entity, the Paying Agents, the Note Trustee and the Noteholders and (subject as aforesaid) no liability to any such person will attach to the Principal Paying Agent or the Agent Bank in connection with the exercise or non-exercise by it of its powers, duties and discretions for such purposes.

9.	Payments

(a)	Principal in Euro: Payments of principal shall be made by euro cheque drawn on, or, upon application by a holder of a Note to the Specified Office of the Principal Paying Agent not later than the fifteenth day before the due date for any such payment, by transfer to a euro account (or other account to which euro may be credited or transferred) maintained by the payee with, a bank in a city in which banks have access to the TARGET System and (in the case of redemption) upon surrender (or, in the case of part payment only, endorsement) of the relevant Note Certificates at the Specified Office of any Paying Agent.

(b)	Interest in Euro: Payments of interest shall be made by euro cheque drawn on, or, upon application by a holder of a Note to the Specified Office of the Principal Paying Agent not later than the fifteenth day before the due date for any such payment, by transfer to a euro account (or other account to which euro may be credited or transferred) maintained by the payee with, a bank in a city in which banks have access to the TARGET System and (in the case of interest payable on redemption) upon surrender (or, in the case of part payment only, endorsement) of the relevant Note Certificates at the Specified Office of any Paying Agent.

(c)	Principal in US dollars: Payments of principal shall be made by US dollar cheque drawn on, or, upon application by a holder of a Note to the Specified Office of the Principal Paying Agent not later than the fifteenth day before the due date for any such payment, by transfer to a US dollar account (or other account to which US dollars may be credited or transferred) maintained by the payee with, a bank in New York City and (in the case of redemption) upon surrender (or, in the case of part payment only, endorsement) of the relevant Note Certificates at the Specified Office of any Paying Agent.

(d)	Interest in US dollars: Payments of interest shall be made by US dollar cheque drawn on, or, upon application by a holder of a Note to the Specified Office of the Principal Paying Agent not later than the fifteenth day before the due date for any such payment, by transfer to a US Dollar account (or other account to which US dollars may be credited or transferred) maintained by the payee with, a bank in New York City and (in the case of interest payable on redemption) upon surrender (or, in the case of part payment only, endorsement) of the relevant Note Certificates at the Specified Office of any Paying Agent.

(e)	Principal in Sterling: Payments of principal shall be made by sterling cheque drawn on, or, upon application by a holder of a Note to the Specified Office of the Principal Paying Agent not later than the fifteenth day before the due date for any such payment, by transfer to a sterling account (or other account to which sterling may be credited or transferred) maintained by the payee with, a bank in a city in which banks have access to the TARGET System and (in the case of redemption) upon surrender (or, in the case of part payment only, endorsement) of the relevant Note Certificates at the Specified Office of any Paying Agent.

(f)	Interest in Sterling: Payments of interest shall be made by sterling cheque drawn on, or, upon application by a holder of a Note to the Specified Office of the Principal Paying Agent not later than the fifteenth day before the due date for any such payment, by transfer to a sterling account (or other account to which sterling may be credited or transferred) maintained by the payee with, a bank in a city in which banks have access to the TARGET System and (in the case of interest payable on redemption) upon surrender (or, in the case of part payment only, endorsement) of the relevant Note Certificates at the Specified Office of any Paying Agent.

Payments subject to fiscal laws

All payments in respect of the Notes are subject in all cases to any applicable fiscal or other laws and regulations in the place of payment, but without prejudice to the provisions of Condition 10 (Taxation). No commissions or expenses shall be charged to the Noteholders in respect of such payments.

Payments on Business Days

If the due date for payment of any amount in respect of any Note is not a Payment Business Day in the place of payment, the holder shall not be entitled to payment in such place of the amount due until the next succeeding Payment Business Day in such place and shall not be entitled to any Further Interest or other payment in respect of any such delay.

(a)	Partial payments: If a Paying Agent makes a partial payment in respect of any Note, the Issuing Entity shall procure that the amount and date of such payment are noted on the relevant Register and, in the case of partial payment upon presentation of a Note Certificate, that a statement indicating the amount and the date of such payment is endorsed on the relevant Note Certificate.

(b)	Record date: Each payment in respect of a Note will be made to the Person shown as the holder in the Register maintained by the relevant Registrar at the opening of business in the place of the such Registrar's Specified Office on the fifteenth day before the due date for such payment (the ‘‘Record Date’’). Where payment in respect of a Note is to be made by cheque, the cheque will be mailed to the address shown as the address of the holder in such Register at the opening of business on the relevant Record Date.

Paying Agent

The Issuing Entity reserves the right, subject to the prior written approval of the Note Trustee, at any time to vary or terminate the appointment of the Principal Paying Agent and to appoint additional or other Paying Agents. The Issuing Entity will at all times maintain (i) a Paying Agent with a Specified Office in London (so long as the Notes are admitted to the Official List of the Financial Services Authority in its capacity as the UK Listing Authority (the ‘‘UKLA’’) and/or admitted to trading on the Regulated Market of the London Stock Exchange) and (ii) a paying agent in a European Union member state that will not be obliged to withhold or deduct tax payments pursuant to European Council Directive 2003/48/EC or any other directive implementing the conclusions of the ECOFIN Council meeting of 26-27 November 2000 or any law implementing or complying with, or introduced in order to conform to, such directive.

10.	Taxation

(a)	Principal and Interest

All payments of principal and interest in respect of the Notes by or on behalf of the Issuing Entity shall be made free and clear of, and without withholding or deduction for or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or on behalf of Jersey, the United Kingdom or any other jurisdiction to whose tax laws such payments may be subject or any political subdivision therein or any authority in or of any of the foregoing having power to tax, unless the withholding or deduction of such taxes, duties, assessments, or governmental charges is required by law. In that event, the Issuing Entity or the Paying Agents shall make such payment after such withholding or deduction of such amounts has been made and shall account to the relevant authorities for the amount so required to be withheld or deducted. Neither the Issuing Entity nor the Paying Agents will be required to make any additional payments to any Noteholder in respect of any amounts deducted or withheld as mentioned in this Condition 10.

(b)	U.S. Tax Treatment of Notes

Each holder of Notes, by acceptance of such Notes, agrees to treat the Notes as indebtedness of the Issuing Entity and to report all income (or loss) in accordance with such treatment, and to take no action inconsistent with such treatment, except as otherwise required by any taxing authority under applicable law.

11.	Events of Default

If any of the following events (each an ‘‘Event of Default’’) occurs in respect of a Series:

(a)	Non-payment

The Issuing Entity fails to pay any amount of principal in respect of the relevant Series of Notes within seven days of the due date for payment thereof or fails to pay any amount of interest in respect of the relevant Series of Notes within fifteen days of the due date for payment thereof; or

(b)	Breach of other obligations

The Issuing Entity defaults in the performance or observance of any of its other obligations under or in respect of the relevant Series of Notes, the Trust Deed or any Trust Deed Supplement (other than in such cases, any obligation for the payment of any principal or interest on the Notes) or the Agency Agreement and (except where such default is incapable of remedy) such default remains unremedied for 30 days after written notice thereof by the Note Trustee, addressed to the Issuing Entity, certifying that such default is, in the opinion of the Note Trustee, materially prejudicial to the interests of the Most Senior Class outstanding of Notes of such Series; or

(c)	Unsatisfied judgement

One or more judgement(s) or order(s) for the payment of any amount is rendered against the Issuing Entity and continue(s) unsatisfied and unstayed for a period of 30 days after the date(s) thereof or, if later, the date therein specified for payment; or

(d)	Security enforced

A secured party takes possession, or a receiver, manager or other similar officer is appointed, of the whole or any part of the undertaking, assets and revenues of the Issuing Entity or an enforcement action is begun or a distress or execution is levied against any assets of the Issuing Entity; or

(e)	Insolvency, etc.

(i) The Issuing Entity becomes insolvent or is unable to pay its debts as they fall due, (ii) an administrator or liquidator of the Issuing Entity or the whole or any part of the undertaking, assets and revenues of the Issuing Entity is appointed (or application for any such appointment is made), (iii) the Issuing Entity takes any action for a readjustment or deferment of any of its obligations or makes a general assignment or an arrangement or composition with or for the benefit of its creditors or declares a moratorium in respect of any of its indebtedness or any guarantee of indebtedness given by it or (iv) the Issuing Entity ceases or threatens to cease to carry on all or any substantial part of its business; or

(f)	Winding up, etc.

An order is made or an effective resolution is passed for the winding up, liquidation or dissolution of the Issuing Entity; or

(g)	Analogous event

Any event occurs which under the laws of England and Wales has an analogous effect to any of the events referred to in paragraphs (c) to (f) above; or

(h)	Failure to take action, etc.

Any action, condition or thing at any time required to be taken, fulfilled or done in order (i) to enable the Issuing Entity lawfully to enter into, exercise its respective rights and perform and comply with its respective obligations under and in respect of the Notes and the Related Documents, (ii) to ensure that those obligations are legal, valid, binding and enforceable (except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganisation or other similar laws affecting the enforcement of the rights of creditors generally and as such enforceability may be limited by the effect of general principles of equity) and (iii) to make the Note Certificates and the Related Documents admissible in evidence in the courts of England and Wales is not taken, fulfilled or done; or

(i)	Unlawfulness

It is or will become unlawful for the Issuing Entity to perform or comply with any of its obligations under or in respect of the relevant Series of Notes; or

(j)	Government intervention

All or any substantial part of the undertaking, assets and revenues of the Issuing Entity is condemned, seized or otherwise appropriated by any Person acting under the authority of any national, regional or local government or (B) the Issuing Entity is prevented by any such Person from exercising normal control over all or any substantial part of its undertaking, assets and revenues; or

(k)	Swap Termination

If the Issuing Entity has entered into, in respect of the relevant Class or Sub-Class of Notes, a Swap Agreement, an early termination of such Swap Agreement without replacement within 30 days of such early termination, then the Note Trustee may at its discretion and, if so required in writing by holders of at least one-quarter of the aggregate Principal Amount Outstanding of the Most Senior Class Outstanding of Notes of such Series or if so directed by an Extraordinary Resolution (as defined in the Trust Deed) of the Noteholders of the Most Senior Class Outstanding of Notes of such Series shall be bound to (subject in each case to being indemnified and/or to its satisfaction), give written notice (an ‘‘Enforcement Notice’’) to the Issuing Entity declaring all of the Notes of the relevant Series to be immediately due and repayable, whereupon they shall become immediately due and repayable at their Principal Amount Outstanding together with accrued interest (including Deferred Interest and Additional Interest) without further action or formality and the Security shall become enforceable. Notice of any such declaration shall promptly be given to all the Noteholders of the relevant Series by the Issuing Entity.

12.	Prescription

Claims for principal and interest on redemption shall become void unless the relevant Note Certificates are surrendered for payment within 10 years of the appropriate Relevant Date.

13.	Note Trustee and Agents

The Note Trustee is entitled to be indemnified and/or secured and relieved from responsibility in certain circumstances and to be paid its costs and expenses in priority to the claims of the Noteholders.

In the exercise of its powers and discretions under these Conditions and the Trust Deed, the Note Trustee will have regard to the interests of the Noteholders as a Class and will not be responsible for any consequence (including any tax consequence) for individual Holders of Notes as a result of such Holders being connected in any way with a particular territory or taxing jurisdiction.

In acting under the Agency Agreement, and in connection with the Notes, the Agents act solely as agents of the Issuing Entity and (to the extent provided therein) the Note Trustee and do not assume any obligations towards or relationship of agency or trust for or with any of the Noteholders.

If in the opinion of the Note Trustee there is a conflict between the interests of the holders of any of the Classes of Notes, the Note Trustee shall in the exercise of its duties, powers and discretions, have regard solely to the interests of the most senior class which is still outstanding.

The Note Trustee is relieved of liability for making searches or other enquiries in relation to the assets comprising the Security. The Note Trustee has no responsibility in relation to the legality and the enforceability of the trust arrangements and the connected Security. The Note Trustee will not be obliged to take any action which might result in its incurring personal liabilities. The Note Trustee is not obliged to monitor or investigate the performance of any other Person under any document relating to the Notes or the Security or the documents relating to the Loan Note Issuing Entity or the documents relating to the Receivables Trust and shall be entitled to assume, until it has actual notice to the contrary, that all such Persons are properly performing their duties and that no Event of Default, Potential Event of Default, Pay Out Event or Series Pay Out Event has occurred, unless it receives express notice to the contrary.

The Note Trustee is not responsible for any deficiency which may arise because it is liable to tax in respect of the proceeds of the Security.

The Note Trustee is not responsible for checking the calculations contained in or otherwise verifying any information coming into its possession in relation to the Receivables Trust. Neither shall the Note Trustee be responsible for monitoring or determining whether or not any or all of the issuance tests in respect of the Related Loan Note for a Series are satisfied prior to or at the time of any issue of a Series and its Related Loan Note or any increase of the Principal Amount Outstanding of an existing Series and its Related Loan Note by the Loan Note Issuing Entity.

The Note Trustee is entitled to enter into business transactions with the Issuing Entity, any Secured Creditor and/or related companies without accounting for any profit resulting therefrom.

The initial Paying Agents and their initial Specified Offices are listed below. The initial Agent Bank is specified in the relevant Prospectus Supplement/Final Terms. Subject to the provisions of the Agency Agreement, the Issuing Entity reserves the right at any time to vary or terminate the appointment of any Paying Agent and to appoint successor or additional Paying Agents or a successor Agent Bank, provided, however, that:

(a)	the Issuing Entity shall at all times maintain a Principal Paying Agent;

(b)	the Issuing Entity will ensure that it maintains a Paying Agent in a European Union member state such that the Paying Agent will not be obliged to withhold or deduct tax pursuant to European Council Directive 2003/48/EC or any other directive implementing the conclusions of the ECOFIN Council meeting of 26-27 November 2000 or any law implementing or complying with, or introduced to conform to, such directive;

(c)	if a calculation agent is specified in the relevant Prospectus Supplement/Final Terms, the Issuing Entity shall at all times maintain a calculation agent; and

(d)	if and for so long as the Notes are admitted to listing, trading and/or quotation by any listing authority, stock exchange and/or quotation system which requires the appointment of a Paying Agent in any particular place, the Issuing Entity shall maintain a Paying Agent having its Specified Office in the place required by such listing authority, stock exchange and/or quotation system.

Notice of any change in any of the Agents or in their Specified Offices shall promptly be given to the Noteholders.

14.	Replacement of Note Certificates

If any Note Certificate is lost, stolen, mutilated, defaced or destroyed, it may be replaced at the Specified Office of the relevant Registrar, subject to all applicable laws and stock exchange requirements, upon payment by the claimant of the expenses incurred in connection with such replacement and on such terms as to evidence, Security, indemnity and otherwise as the Issuing Entity may reasonably require. Mutilated or defaced Note Certificates must be surrendered before replacements will be issued.

15.	Meetings of Noteholders; Modification and Waiver

Meetings of Noteholders

The Trust Deed contains provisions for convening meetings of Noteholders of each Class or Sub-Class of any Series to consider matters relating to the Notes of that Series, including the modification of any provision of these Conditions or the Trust Deed. Any such modification may be made if sanctioned by an Extraordinary Resolution of the Noteholders of the relevant Class or Sub-Class.

The Trust Deed provides that:

(a)	an Extraordinary Resolution which in the opinion of the Note Trustee affects the Notes of only one Class or Sub-Class shall be transacted at a separate meeting of the Noteholders of that Class or Sub-Class;

(b)	an Extraordinary Resolution which in the opinion of the Note Trustee affects the Noteholders of more than one Class or Sub-Class of Notes but does not give rise to an actual or potential conflict of interest between the Noteholders of one Class or Sub-Class of Notes and the holders of another Class or Sub-Class of Notes shall be transacted either at separate meetings of the Noteholders of each such Class or Sub-Class or at a single meeting of the Noteholders of all such Classes or Sub-Classes of Notes as the Note Trustee shall determine in its absolute discretion; and

(c)	an Extraordinary Resolution which in the opinion of the Note Trustee affects the Noteholders of more than one Class or Sub-Class and gives rise to any actual or potential conflict of interest between the Noteholders of one Class or Sub-Class of Notes and the Noteholders of any other Class or Sub-Class of Notes shall be transacted at separate meetings of the Noteholders of each such Class or Sub-Class.

The quorum for a meeting of a particular Class or Classes or Sub-Class or Sub-Classes of Notes to vote on an Extraordinary Resolution, other than regarding a Basic Terms Modification, will be two or more Persons holding or representing a clear majority of the Principal Amount Outstanding of the outstanding Notes in that Class or those Classes or Sub-Class or Sub-Classes or, at any adjourned meeting, two or more Persons being or representing Noteholders of that Class or those Classes or Sub-Class or

Sub-Classes, whatever the Principal Amount Outstanding of the outstanding Notes so held or represented in such Class or Classes or Sub-Class or Sub-Classes.

The quorum for a meeting of a particular Class or Classes or Sub-Class or Sub-Classes of Notes to vote on an Extraordinary Resolution relating to a Basic Terms Modification (which must be proposed separately to each Class or Sub-Class of Noteholders) will be two or more Persons holding or representing in the aggregate not less than 75 per cent. of the Principal Amount Outstanding of the outstanding Notes in the relevant Class or Classes, Sub-Class or Sub-Classes or, at any adjourned meeting, two or more Persons holding or representing not less than in the aggregate 33 1/3 per cent. of the Principal Amount Outstanding of the outstanding Notes in the relevant Class or Classes or Sub-Class or Sub-Classes.

In relation to each Class or Sub-Class of Notes:

(a)	no Extraordinary Resolution involving a Basic Terms Modification that is passed by the holders of one Class or Sub-Class of Notes shall be effective unless it is sanctioned by an Extraordinary Resolution of the holders of each of the other Classes or Sub-Classes of Notes (to the extent that there are outstanding Notes in each such other Classes or Sub-Classes);

(b)	no Extraordinary Resolution to approve any matter other than a Basic Terms Modification of any Class or Sub-Class of Notes shall be effective unless it is sanctioned by an Extraordinary Resolution of the holders of each of the other Classes or Sub-Classes of Notes ranking senior to such Class or Sub-Class (to the extent that there are outstanding Notes ranking senior to such Class or Sub-Class) unless the Note Trustee considers that none of the holders of each of the other Classes of Notes ranking senior to such Class or Sub-Class would be materially prejudiced by the absence of such sanction; and

(c)	any Extraordinary Resolution passed at a meeting of Noteholders of one or more Classes or Sub-Classes of Notes duly convened and held in accordance with the Trust Deed shall be binding upon all Noteholders of such Class or Classes or Sub-Class or Sub-Classes, whether or not present at such meeting and whether or not voting and, except in the case of a meeting relating to a Basic Terms Modification, any Extraordinary Resolution passed at a meeting of the holders of the Most Senior Class or Sub-Class of Notes duly convened and held as aforesaid shall also be binding upon the holders of all the other Classes or Sub-Classes of Notes.

Modification and Waiver

The Note Trustee may agree, without the consent of the Noteholders (i) to any modification (except a Basic Terms Modification) of, or to the waiver or authorisation of any breach (other than in relation to a Basic Terms Modification) or proposed breach of, the Notes of the relevant Series (including these Conditions) or any other Document, the Related Loan Note in respect of a Series, the Trust Deed or the Trust Deed Supplement and which is not, in the opinion of the Note Trustee, materially prejudicial to the interests of the holders of the Most Senior Class of Notes then outstanding of the relevant Series or (ii) to any modification of any of the provisions of these Conditions or any of the Documents which, in the opinion of the Note Trustee, is of a formal, minor or technical nature or is to correct a manifest or proven (to the satisfaction of the Note Trustee) error. The Note Trustee may also, without the consent of the Noteholders, determine that any Event of Default or Potential Event of Default shall not, or shall not subject to specified conditions, be treated as such. The Note Trustee shall not so determine, modify, waive or authorise (i) in contravention of any express direction by an Extraordinary Resolution of the holders of the Most Senior Class of Notes then outstanding or by a request in writing by holders of at least one-quarter of the aggregate Principal Amount Outstanding of the Most Senior Class of Notes then outstanding (but so that no such direction or request shall affect any authorisation, waiver or determination previously given or made); or (ii) any such proposed breach or breach relating to a Basic Terms Modification.

Any such modification, authorisation, waiver or determination shall be binding on the Noteholders of the Relevant Series and, unless the Note Trustee agrees otherwise, shall be notified by the Issuing Entity to the Noteholders in accordance with Condition 17 as soon as practicable thereafter. Where each of Standard & Poor's, Moody's and Fitch Ratings which is then rating the relevant Series of Notes has given written confirmation that such rating agency would not, as a result of the Note Trustee exercising any powers, trust, authority, duty or discretion under or in relation to the Notes or the Trust Deed or any other Document, reduce or withdraw its then current rating of the relevant Class or Sub-Class of Notes, the Note Trustee in considering whether such exercise is materially prejudicial to the interests of the Noteholders or, as the case may be, the holders of the Most Senior Class of outstanding Notes then outstanding, shall be entitled to take into account such written confirmation from each rating agency, provided that the Note Trustee shall continue to be responsible for taking into account any other matters which it considers would be relevant to such consideration.

Notwithstanding the forgoing, the Note Trustee shall be entitled to make any modification or amendment to any Document upon receipt of an opinion of counsel that such modification or amendment is necessary in order to register any Series of Notes under the Securities Act.

Substitution

As more fully set forth in the Trust Deed (and subject to these Conditions and the more detailed provisions which are contained in the Trust Deed) subject to such amendment of the Trust Deed and such other Conditions as the Note Trustee may require, but without the consent of the Noteholders, the Note Trustee may also agree to the substitution of any other body corporate in place of the Issuing Entity (the ‘‘substituted Issuing Entity’’) as principal debtor under the Trust Deed and the Notes and in the case of such a substitution the Note Trustee may agree, without the consent of the Noteholders, to a change of the law governing the Notes and/or the Trust Deed provided that such change would not in the opinion of the Note Trustee be materially prejudicial to the interests of the holders of the Most Senior Class of Notes then outstanding. Any such substitution or change shall be notified to the Noteholders in accordance with Condition 17 as soon as practicable thereafter.

16.	Enforcement

The Note Trustee may, at its discretion and without notice, institute such proceedings as it thinks fit to enforce any obligation of the Issuing Entity or payment of the Notes of the relevant Series (including, at any time after the Notes of a Series become due and repayable, the right to repayment of the relevant Series of Notes together with accrued interest thereon and including enforcing the Security in relation to the relevant Series) and shall be bound to do so if (and only if):

(a)	it shall have been so directed in writing by holders of at least one-quarter of the aggregate Principal Amount Outstanding of the Most Senior Class of Notes then outstanding or by an Extraordinary Resolution of the holders of the Most Senior Class of Notes then outstanding; and

(b)	it shall have been indemnified or provided with security to its satisfaction.

No Noteholder may institute any proceedings against the Issuing Entity to enforce its rights under or in respect of the Notes or the Trust Deed unless (i) the Note Trustee has become bound to institute proceedings and has failed to do so within a reasonable time and (ii) such failure is continuing. The Note Trustee may only enforce the floating charge given to it if it shall have been so directed by the holders of the Most Senior Class of outstanding Notes of each and every Series.

17.	Notices

Notices to the Noteholders shall be valid if published in a leading English language daily newspaper published in London (which is expected to be the Financial Times) and New York (which is expected to be The Wall Street Journal). Any such notice shall be deemed to have been given on the date of first publication.

Until such time as any Individual Note Certificates are issued, there may, so long as the Global Note Certificate(s) is or are held in its or their entirety on behalf of Euroclear and/or Clearstream and/or are deposited with the DTC Custodian, be substituted for such publication in such newspaper the delivery of the relevant notice to Euroclear, Clearstream and DTC, for communication by them to the holders of the Notes. Any such notice shall be deemed to have been given to the holders of the relevant Notes on the day after the day on which such notice was given to Euroclear, Clearstream and DTC (as applicable).

Any Notices specifying the Rate of Interest, the Redemption Rate, an Interest Amount, an amount of Additional Interest or of Deferred Interest, a Principal Payment or a Principal Amount Outstanding shall be deemed to have been duly given if the information contained in such notice appears on the relevant page of the Reuters Screen or such other medium for the electronic display of data as may be approved by the Note Trustee and notified to the relevant Class of Noteholders (the ‘‘Relevant Screen’’). Any such notice shall be deemed to have been given on the first date on which such information appeared on the Relevant Screen. If it is impossible or impracticable to give notice in accordance with this paragraph, then notice of the matters referred to in this Condition shall be given in accordance with the preceding paragraph.

Copies of all Notices given in accordance with these provisions shall be sent to the London Stock Exchange and to Euroclear, Clearstream and DTC.

18.	Currency Indemnity

If any sum due from the Issuing Entity in respect of the Notes or any order or judgement given or made in relation thereto has to be converted from the currency (the ‘‘First Currency’’) in which the same is payable under these Conditions or such order or judgement into another currency (the ‘‘Second Currency’’) for the purpose of (a) making or filing a claim or proof against the Issuing Entity, (b) obtaining an order or judgement in any court or other tribunal or (c) enforcing any order or judgement given or made in relation to the Notes, the Issuing Entity shall indemnify each Noteholder, on the written demand of such Noteholder addressed to the Issuing Entity and delivered to the Issuing Entity or to the Specified Office of the Principal Paying Agent, against any loss suffered as a result of any discrepancy between (i) the rate of exchange used for such purpose to convert the sum in question from the First Currency into the Second Currency and (ii) the rate or rates of exchange at which such Noteholder may in the ordinary course of business purchase the First Currency with the Second Currency upon receipt of a sum paid to it in satisfaction, in whole or in part, of any such order, judgement, claim or proof.

This indemnity constitutes a separate and independent obligation of the Issuing Entity and shall give rise to a separate and independent cause of action.

19.	Rounding

For the purposes of any calculations referred to in these Conditions (unless otherwise specified in these Conditions or the relevant Prospectus Supplement/Final Terms), (a) all percentages resulting from such calculations will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point (with 0.000005 per cent. being rounded up to 0.00001 per cent.), (b) all United States dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one half cent being rounded up), and (c) all amounts denominated in any other currency used in or resulting from such calculations will be rounded to the nearest two decimal places in such currency, with 0.005 being rounded upwards.

20.	Redenomination, Renominalisation and Reconventioning

Application

This Condition 20 (Redenomination, Renominalisation and Reconventioning) is applicable to the Notes only if it is specified in the relevant Prospectus Supplement/Final Terms as being applicable.

Notice of Redenomination

If the country of the Specified Currency becomes or, announces its intention to become, a Participating Member State, the Issuing Entity may, without the consent of the Noteholders, on giving at least 30 days' prior notice to the Noteholders and the Paying Agents, designate a date (the ‘‘Redenomination Date’’), being an Interest Payment Date under the Notes falling on or after the date on which such country becomes a Participating Member State.

Redenomination

Notwithstanding the other provisions of these Conditions, with effect from the Redenomination Date:

(i)	the Notes shall be deemed to be redenominated into euro in the denomination of euro 0.01 with a Principal Amount Outstanding for each Note equal to the Principal Amount Outstanding of that Note in the Specified Currency, converted into euro at the rate for conversion of such currency into euro established by the Council of the European Union pursuant to the Treaty (including compliance with rules relating to rounding in accordance with European Community regulations); provided, however, that, if the Issuing Entity determines, with the agreement of the Principal Paying Agent then market practice in respect of the redenomination into euro 0.01 of internationally offered securities is different from that specified above, such provisions shall be deemed to be amended so as to comply with such market practice and the Issuing Entity shall promptly notify the Noteholders, each listing authority, stock exchange and/or quotation system (if any) by which the Notes have then been admitted to listing, trading and/or quotation and the Paying Agents of such deemed amendments;

(ii)	if Notes have been issued in definitive form:

(A)	the payment obligations contained in all Notes denominated in the Specified Currency will become void on the redenomination date but all other obligations of the Issuing Entity thereunder (including the obligation to exchange such Notes in accordance with this Condition 20) shall remain in full force and effect; and

(B)	new Notes denominated in euro will be issued in exchange for Notes denominated in the Specified Currency in such manner as the Principal Paying Agent may specify and as shall be notified to the Noteholders;

(iii)	all payments in respect of the Notes (other than, unless the Redenomination Date is on or after such date as the Specified Currency ceases to be a sub-division of the euro, payments of interest in respect of periods commencing before the Redenomination Date) will be made solely in euro by cheque drawn on, or by credit or transfer to a euro account (or any other account to which euro may be credited or transferred) maintained by the payee with, a bank in the Principal Financial Centre of any member state of the European Communities.

Any Individual Note Certificate issued pursuant to such redenomination shall have a minimum denomination of €50,000 (or its equivalent in another currency).

Interest

Following redenomination of the Notes pursuant to this Condition 20, where Notes have been issued in definitive form, the amount of interest due in respect of the Notes will be calculated by reference to the aggregate Principal Amount Outstanding of the Notes.

Interest Determination Date

If the floating rate Note provisions are specified in the relevant Prospectus Supplement/Final Terms as being applicable to a Class or Sub-Class and a screen rate is used in order to determine the rate(s) of interest, with effect from the Redenomination Date, the Interest Determination Date shall be deemed to be the second TARGET Settlement Day before the first day of the relevant Interest Period with respect to such Class or Sub-Class.

21.	Governing Law and Jurisdiction

Governing law

The Notes and all matters arising from or connected with the Notes are governed by, and shall be construed in accordance with, English law.

English courts

The courts of England have exclusive jurisdiction to settle any dispute (a ‘‘Dispute’’) arising from or connected with the Notes.

Appropriate forum

The Issuing Entity agrees that the courts of England are the most appropriate and convenient courts to settle any dispute and, accordingly, that it will not argue to the contrary.

Rights of the Note Trustee to take proceedings outside England

Condition 21 (English courts) is for the benefit of the Note Trustee only. As a result, nothing in this Condition 21 (Governing law and jurisdiction) prevents the Note Trustee from taking proceedings relating to a dispute (‘‘Proceedings’’) in any other courts with jurisdiction. To the extent allowed by law, the Note Trustee may take concurrent proceedings in any number of jurisdictions.

The Trust Deed

The Trust Deed provides for the courts of England to have exclusive jurisdiction in connection with the Notes, and the Trust Deed.

Consent to enforcement etc.

The Issuing Entity consents generally in respect of any proceedings to the giving of any relief or the issue of any process in connection with such proceedings including (without limitation) the making, enforcement or execution against any property whatsoever (irrespective of its use or intended use) of any order or judgement which is made or given in such proceedings.

22.	Third Party Rights

No Person shall have any right to enforce any term or condition of the Notes or the Trust Deed under the Contracts (Rights of Third Parties) Act 1999.